UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FUTUREFUEL CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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8235 Forsyth Blvd. Suite 400

Clayton, Missouri 63105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 7, 2017

July 26, 2017

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

Notice is hereby given that the annual meeting of shareholders of FutureFuel Corp. will be held on Thursday, September 7, 2017 at 8235 Forsyth Blvd., 8th Floor, Goldstein Room, Clayton, Missouri 63105 at 10:00 a.m. local time, for the following purposes:

(1)	to elect two directors: Paul M. Manheim and Jeffrey L. Schwartz;

(2)	to ratify the appointment of RubinBrown LLP as our independent auditor for the year ending December 31, 2017;

(3)	to hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers;

(4)	to hold an advisory vote to approve the frequency of the "say-on-pay" vote;

(5)	to approve the adoption of the FutureFuel Corp. 2017 Omnibus Incentive Plan; and

(6)	to transact such other business as may properly come before the meeting.

The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting of shareholders is July 14, 2017. Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting or any adjournment thereof. It is important that your shares be represented at this meeting to help ensure the presence of a quorum and to ensure that your shares are represented.

By Order of the Board of Directors,

     /s/ Rose M. Sparks

Rose M. Sparks, Chief Financial Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 7, 2017.

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide our shareholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Additionally, and in accordance with SEC rules, you may access our proxy materials at http://www.envisionreports.com/ff, which does not have “cookies” that identify visitors to the site. This notice, the proxy statement attached to this notice, our annual report to shareholders for the year ended December 31, 2016, and our report on Form 10-Q for the quarter ended March 31, 2017 are also available free of charge from the “Investors” tab of our website at www.futurefuelcorporation.com.

YOUR VOTE IS IMPORTANT, PLEASE VOTE BY TOLL-FREE CALL, VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING A PROXY CARD.

8235 FORSYTH BLVD., Suite 400

CLAYTON, MISSOURI 63105

PROXY STATEMENT

This Proxy Statement contains information relating to the 2017 annual meeting of shareholders of FutureFuel Corp. (or the Company, we, us, or our). Through this notice and proxy statement, our board of directors is soliciting proxies for this annual meeting. Our Annual Report for the year ended December 31, 2016 is also made available with this Proxy Statement, as are proxy cards and our report on Form 10-Q for the quarter ended March 31, 2017. These documents provide important information about our business, including audited financial statements.

Date, Time, and Place Information.

Date, Time, and Place of the Meeting.

The 2017 annual meeting of our shareholders will be held at 8235 Forsyth Blvd., 8th Floor, Goldstein Room, Clayton, Missouri 63105 on Thursday, the 7th day of September 2017 at 10:00 a.m., local time, subject to adjournments or postponements.

Approximate Date on Which this Proxy Statement Is First Sent to Security Holders.

Notice of the 2017 annual meeting of shareholders is first being mailed to shareholders, and this Proxy Statement, the form of proxy included herein, our 2016 Annual Report and our March 31, 2017 Report on Form 10-Q are first being made available electronically to shareholders on or around July 26, 2017.

Shareholder Proposals for the Next Annual Meeting.

Any shareholder desiring to make a proposal to be acted upon at the 2018 annual meeting of our shareholders and to be considered for inclusion in our proxy statement and form of proxy for that annual meeting, must present such proposal to us at our principal office set forth above by March 30, 2018.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a shareholder (including business not to be considered for inclusion in our proxy statement), our bylaws provide that the shareholder must have given timely notice thereof in proper written form to our corporate secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive office, 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105, not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 20th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to our corporate secretary must set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. If a shareholder desires to submit a proposal to be acted upon at our 2018 annual meeting but not included in our proxy statement and form of proxy for that meeting, such shareholder must satisfy the advance notice provisions of our bylaws described herein.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable United States Securities and Exchange Commission (or SEC) proxy rules and the policies of the nominating/corporate governance committee of our board, particularly appendices A, B, and C of our nominating/corporate governance committee charter. A copy of our nominating/corporate governance committee charter may be found on our internet web site at http://ffu.client.shareholder.com/corporate-governance.cfm. In addition, a copy may be obtained free of charge through a written request to us at our principal executive office set forth above, attention corporate secretary.

Matters to Be Voted Upon.

The following matters are to be voted upon at the 2017 annual meeting of our shareholders.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our board has nominated two persons for election to our board at the 2017 annual meeting of our shareholders: Paul M. Manheim and Jeffrey L. Schwartz, each as a Class B director.

Paul M. Manheim has been a member of our board since July 15, 2011. Mr. Manheim also serves as chairman of our audit committee and as a member of our nominating/corporate governance committee. Mr. Manheim is currently the CEO of HAL Real Estate Inc., which develops and owns a portfolio of real estate in the Pacific Northwest consisting of multi-family, office, and mixed-use assets. HAL Real Estate Inc. is a subsidiary of HAL Holding N.V. Mr. Manheim joined Holland America Line, N.V., the predecessor of HAL Holding N.V., an international holding company traded on the Amsterdam Stock Exchange, in 1982 and filled various positions in the financial and corporate development areas. From 2005 to 2015, Mr. Manheim was the chairman of the board of Shanghai Red Star Optical Company, which owns a portfolio of optical retail outlets in China and is affiliated with Europe’s largest optical retailer. Mr. Manheim has served as a director and chairman of the audit committee of WPT GP, LLC, the general partner of World Point Terminals, LP since 2013. Mr. Manheim received a bachelor of commerce degree with honors from the University of New South Wales, Australia, and qualified as a Chartered Accountant in 1976.

Our board believes that Mr. Manheim’s experience, knowledge, skills, and expertise acquired as the president and chief executive officer at HAL Real Estate Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board and the Company. Additionally, Mr. Manheim’s service and experience as a director for other boards, strengthens the governance and functioning of our board. Finally, Mr. Manheim’s experience as the chairman of the audit committee of WPT GP, LLC and his experience as a chartered accountant add significant value to our board and the Company.

Jeffrey L. Schwartz has been a member of our board since August 27, 2015. Mr. Schwartz also serves as a member of our nominating/corporate governance committee. Since 2008, Mr. Schwartz has been a founder and principal of Digital Direct Ventures (DDV), which partners with companies seeking to create a digital presence for their companies. He also started Old Pro Inc. (OPI) which invests in and provides financial and technical consulting to early stage technology companies, including successes like DraftStreet.com and JW Player Incorporated. From 1995 to 2008, Mr. Schwartz was the chief executive officer of Traffix, Inc. and its predecessor, Quintel Communications, Inc., a NASDAQ listed company and leading digital marketer. Mr. Schwartz has been involved in all aspects of web-based and technology commerce, including online and search engine marketing, interactive games, list brokerage and creative services. Mr. Schwartz serves as a member of the board of directors of Troika Media Group, a branding and advertising agency that specializes in creating and implementing brand strategies for major brands in the entertainment and sports industries.

Our board believes that Mr. Schwartz’s experience, knowledge, skills, and expertise, including experience and understanding of business strategy, development and marketing add significant value to our board and the Company.

Under our certificate of incorporation, our directors are divided into three classes, serving staggered three-year terms. Messrs. Manheim and Schwartz are standing for reelection. Mr. Manheim was most recently re-elected as a Class B director at our 2014 annual shareholder meeting. Mr. Schwartz was appointed to serve as a Class B director on August 27, 2015. Each nominee has agreed, if elected at the 2017 annual meeting of our shareholders, to serve as a Class B member of our board for a three-year term expiring in 2020.

The persons named as attorneys-in-fact in the shareholder proxy card electronically available at http://www.envisionreports.com/ff will vote for the election of the nominees listed above as director, unless authority to so vote is withheld. Although our board expects that the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, shares of our common stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying shareholder proxy card.

The names of the nominees for election and the other continuing members of our board, and certain other information with respect to such persons, are set forth below.

Nominees for Election as a Class B Director for a Three-Year Term Expiring in 2020

Name, Age, and Positions with the Company	Director of the Company Since
Paul M. Manheim, 68; Director	2011
Jeffrey L. Schwartz, 68; Director	2015

Continuing Directors

Name, Age, and Positions with the Company	Class	Term Expiring	Director of the Company Since

Donald C. Bedell, 76. Mr. Bedell has been a member of our board since February 26, 2008.	A	2019	2008

Edwin A. Levy, 80. Mr. Levy has been a member of our board since November 26, 2005.	A	2019	2005

Terrance C.Z. Egger, 59. Mr. Egger Has been a member of our Board since August 27, 2015	A	2019	2015

Paul A. Novelly, 73. Mr. Novelly has been our chairman and a member of our board since inception; he has been our chief executive officer since January 2013.	C	2018	2005

Paul G. Lorenzini, 78. Mr. Lorenzini has been a member of our board since January 8, 2007.	C	2018	2007

Dale E. Cole, 69. Mr. Cole has been a member of our board since August 27, 2015.	C	2018	2015

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

RubinBrown LLP has been our independent auditor for the fiscal years ending December 31, 2008 through December 31, 2016. Our board seeks shareholder ratification of its appointment of RubinBrown LLP as our independent auditor for the fiscal year ended December 31, 2017. A representative from the firm is expected to be present at the 2017 annual meeting of our shareholders and will have an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions. Additional information regarding our independent auditor is set forth under the caption “Independent Public Accountants” beginning at page 34 below. If our shareholders do not ratify the appointment of RubinBrown LLP, our board will consider the selection of other auditors.

In light of the foregoing, we ask our shareholders to vote on the following resolution at the 2017 annual meeting of our shareholders.

RESOLVED, that the shareholders of the Company ratify the selection of RubinBrown LLP as the Company’s independent auditor for the fiscal year ending December 31, 2017.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL THREE – ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis beginning at page 25 below and the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative.

This Proposal (often referred to as a “say-on-pay” proposal) gives our shareholders the opportunity to endorse, or not endorse, the compensation of our named executive officers. The vote on this Proposal is not intended to address any specific element of executive compensation. Further, the vote is advisory, which means that it is not binding on the Company, our board, or the compensation committee of our board. Our compensation committee, however, will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in more detail under Compensation of Directors and Executive Officers beginning at page 24 below, we seek to offer a compensation structure designed to compare favorably with our competitive peer group while taking into account the experience and responsibilities of the particular executive officer and to provide compensation incentives that promote the enhancement of shareholder value, and the total executive compensation opportunity for our executive officers is intended to create a compensation program that maximizes executive talent and rewards a high level of performance.

In light of the foregoing, we ask our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, the 2016 Summary Compensation Table, and the other related tables and narrative disclosure.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL FOUR – ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also requires that shareholders be given the opportunity to vote, at least once every six years on a non-binding, advisory basis, as to how frequently the Company should seek future “say-on-pay” advisory votes on the compensation of our named executive officers.  More specifically, we are asking whether our shareholders would prefer that the “say-on-pay” advisory vote occur every year, every two years, or every three years.  Shareholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, our board has determined that an advisory vote on executive compensation that occurs every third year is the most appropriate alternative for us, and our board therefore recommends that you vote for a “say-on-pay” advisory vote every three years.  Our board believes that an advisory vote on executive compensation every three years more closely aligns the vote with the principles of our executive compensation program, which focuses on long-term stockholder value rather than short-term goals.  Accordingly, we believe stockholder feedback would be more useful if our compensation program and management’s performance is judged over an extended period of time.  Moreover, an advisory vote every three years will be the most effective timeframe for us to respond to stockholder feedback and the vote results, and implement any appropriate adjustments to our executive compensation policies in light of the vote.  At the 2011 annual meeting of shareholders, a triennial vote received more than 89% of the total votes cast for any of the three frequency options. A three-year interval also allows stockholders to see and evaluate our actions in response to the vote.  We also recognize, however, that our shareholders may have different views as to the best approach for us, and we look forward to hearing from our shareholders as to their preferences on the frequency of the “say-on-pay” advisory vote.

Our board anticipates that the alternative that receives the highest number of votes will be the frequency for the advisory vote on our executive compensation in the future.  Because the vote on the frequency of the “say-on-pay” advisory vote also is advisory, it is not binding on our board or the Company in any way.  We expect, however, that our board and our compensation committee will take the outcome of the vote into account when considering the frequency of future advisory votes on executive compensation.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the following resolution.

RESOLVED, that the shareholders of the Company determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY THIRD YEAR ON THIS PROPOSAL.

PROPOSAL FIVE– APPROVAL OF THE FUTUREFUEL CORP. 2017 OMNIBUS INCENTIVE PLAN

Our compensation committee and our board have approved the FutureFuel Corp. 2017 Omnibus Incentive Plan and our board is presenting the plan to our shareholders for their approval. A copy of the plan is attached hereto as Appendix A.

The purpose of the plan is to:

●

encourage ownership in us by key personnel whose long-term employment with or engagement by us or our subsidiaries (including FutureFuel Chemical Company) is considered essential to our continued progress and, thereby, encourage recipients to act in our shareholders' interests and share in our success;

●	encourage such persons to remain in our employ or in the employ of our subsidiaries; and

●	provide incentives to persons who are not our employees to promote our success.

Our prior Omnibus Incentive Plan (the “Prior Plan”) was adopted by our shareholders at our 2007 annual shareholder meeting on June 26, 2007.  The Prior Plan expired on June 26, 2017.  Under the Prior Plan, we were authorized to issue 2,670,000 shares of our common stock. Through the expiration of the Prior Plane, we issued options to purchase 1,060,500 shares of our common stock and awarded an additional 414,800 shares to participants under the Prior Plan. No further awards will be granted under the Prior Plan.

Description of the 2017 Omnibus Incentive Plan

The following is a description of material elements of the FutureFuel Corp. 2017 Omnibus Incentive Plan submitted to vote for approval by the shareholders.

The plan authorizes us to issue stock options (including incentive stock options and nonqualified stock options), stock awards and stock appreciation rights.

Eligible participants include: (i) members of our board (currently eight persons); (ii) regular, active employees of us or of any of our subsidiaries (currently, approximately 510 persons); and (iii) persons engaged by us or by any of our subsidiaries to render services to us or our subsidiaries as an advisor or consultant.

Awards under the plan are limited to shares of our common stock, which may be shares reacquired by us, including shares purchased in the open market, or authorized but un-issued shares. Awards will be limited to 10% of the issued and outstanding shares of our common stock in the aggregate, or approximately 4,370,000 shares as of the date of this Proxy Statement.

The plan will be administered by: (i) our board; (ii) a committee of our board appointed for that purpose; or (iii) if no such committee is appointed, our board's compensation committee (the "Administrator"). The Administrator may appoint agents to assist it in administering the plan. The Administrator may delegate to one or more individuals the day-to-day administration of the plan and any of the functions assigned to the Administrator in the plan. Such delegation may be revoked at any time. All decisions, determinations and interpretations by the Administrator regarding the plan and the terms and conditions of any award granted thereunder will be final and binding on all participants.

The plan becomes effective upon its approval by our shareholders and continues in effect for a term of ten years thereafter unless amended and extended by us or unless earlier terminated. The individuals and number of persons who may be selected to participate in the plan in the future is at the discretion of the Administrator and, therefore, are not determinable at this time. Likewise, the number of stock options, stock awards and stock appreciation rights that will be granted to eligible participants pursuant to the plan are not determinable at this time.

The Administrator may grant a stock option or provide for the grant of a stock option either from time to time at the discretion of the Administrator or automatically upon the occurrence of events specified by the Administrator, including the achievement of performance goals or the satisfaction of an event or condition within the control of the participant or within the control of others. Each option agreement must contain provisions regarding: (i) the number of shares of common stock that may be issued upon exercise of the option; (ii) the type of option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the term of the option; (v) such terms and conditions on the vesting or exercisability of the option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the option and forfeiture provisions; and (vii) such further terms and conditions not inconsistent with the plan as may be determined from time to time by the Administrator. Unless otherwise specifically determined by the Administrator or otherwise set forth in the plan, the vesting of an option will occur only while the participant is employed or rendering services to us or one of our subsidiaries, and all vesting will cease upon a participant's termination of employment for any reason.

The Administrator may grant annual performance vested options. Performance will be tied to annual cash flow targets (our consolidated income plus depreciation plus amortization) in amounts to be determined. Annual performance vested options will vest 25% for each year that the annual cash flow target is achieved (with provisions for subsequent year catch-ups).

The Administrator may grant cumulative performance vested options. Performance will be tied to cumulative cash flow in amounts to be determined for periods to be determined.

The Administrator may issue other options based upon the following performance criteria either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either or annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders' equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria. Such options will vest and expire (including on a pro rata basis) on such terms as may be determined by the Administrator from time to time consistent with the terms of the plan.

The Administrator may award our common stock to participants. The grant, issuance, retention or vesting of each stock award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on financial performance, personal performance evaluations or completion of service by the participant. Unless otherwise provided for by the Administrator, upon the participant’s termination of employment other than due to death or retirement, the unvested portions of the stock award and the shares of our common stock subject thereto will generally be forfeited. Unless otherwise provided for by the Administrator, if a participant's termination of employment is due to death or retirement, all outstanding stock awards will continue to vest provided certain conditions to be determined are met. Unless otherwise provided for by the Administrator, if a participant's termination of employment is due to his death, a portion of each outstanding stock award granted to such participant will immediately vest and all forfeiture provisions and repurchase rights will lapse as to a prorated number of shares of common stock determined by dividing the number of whole months since the grant date by the number of whole months between the grant date and the date that the stock award would have fully vested.

The Administrator may grant stock appreciation rights either alone or in conjunction with other awards. The Administrator will determine the number of shares of common stock to be subject to each award of stock appreciation rights. The award of stock appreciation rights will not be exercisable for at least six months after the date of grant except as the Administrator may otherwise determine in the event of death, disability, retirement or voluntary termination of employment of the participant. Except as otherwise provided by the Administrator, the award of stock appreciation rights will not be exercisable unless the person exercising the award of stock appreciation rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for us or one of our subsidiaries.

In the event there is a change in control of the Company, as determined by our board, our board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on cash awards or stock awards; and (iii) provide for the cancellation of awards for a cash payment to the participant.

Federal Income Tax Consequences of the Plan

Upon the exercise of a non-qualified stock option, a participant in the plan will realize income in the year of exercise equal to the difference between the exercise price and the value of the shares acquired, and we may deduct an amount equal to the income recognized by the participant, subject to the limits under applicable laws. We will not receive a tax deduction at the time of a grant or exercise of an incentive stock option, and no income is recognized by a participant when an incentive stock option is granted or exercised. When an incentive stock option is exercised, the difference between fair market value at the date of exercise and the exercise price will be an item of adjustment for purposes of calculating the participant's alternative minimum tax for the year of exercise.

If the shares of our common stock acquired upon exercise of an incentive stock option are disposed of after the later of two years from the date of option grant or one year after the transfer of the shares to the participant (the "holding period"), any gain or loss upon disposition of the shares will be treated for federal income tax purposes as long-term capital gain or loss, as the case may be. A disposition includes a sale, exchange, gift or other transfer of legal title. In general, a participant's basis in the shares of our common stock received upon exercise of an incentive option will be the exercise price paid by him or her for the shares. If the option shares are disposed before the expiration of the holding period, all or part of any gain will be characterized as ordinary income depending upon the relative amount of the sale price of the shares as compared with the exercise price of the shares. The amount of ordinary income realized by an employee in a sale or exchange for which a loss would be recognized is limited to the excess of the amount realized on the sale or exchange over the stock's adjusted basis.

Ordinary income received on account of a disposition of shares within the holding period will be taxable as additional compensation, and we may treat that income as a deductible expense for federal income tax purposes.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE OMNIBUS INCENTIVE PLAN.

Revocability of Proxy.

Execution and return of a proxy card will not in any way affect a shareholder’s right to attend and to vote in person at the 2017 annual meeting of our shareholders. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by: (i) filing a notice of revocation with our corporate secretary at 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105; (ii) executing and delivering a duly executed proxy bearing a later date; or (iii) attending the 2017 annual meeting of our shareholders and voting in person. A notice of revocation need not be on any specific form. Attendance at the 2017 annual meeting of our shareholders will not by itself constitute revocation of a proxy.

Dissenters Rights of Appraisal.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the 2017 annual meeting of our shareholders.

Persons Making the Solicitation.

The solicitation in this Proxy Statement is being made by us. We will solicit proxies by mail, email or by telephone, and our directors, officers, and employees also may solicit proxies, without additional compensation, on our behalf. We will not be using any specially engaged employees or paid solicitors. All expenses incurred in this solicitation will be paid by us. Banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

None of our directors has informed us in writing that he intends to oppose any action intended to be taken by us at the 2017 annual meeting of our shareholders.

Interest of Certain Persons in Matters to be Acted Upon.

None of our directors, executive officers, the nominees for director, or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2017 annual meeting of our shareholders.

Voting Securities and Principal Holders Thereof.

(Dollars in thousands, except per share amounts)

Voting Securities.

We only have one class of voting stock outstanding, and that is our common stock. As of July 14, 2017 (the record date for our 2017 annual shareholder meeting), there were outstanding 43,749,970 shares of our common stock. Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the 2017 annual meeting of our shareholders.

Record Date.

Our board has fixed the close of business on July 14, 2017 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the 2017 annual meeting of our shareholders. Accordingly, only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of the 2017 annual meeting of our shareholders and to attend and vote at such meeting.

No Cumulative Voting Rights.

Holders of our common stock do not have cumulative voting rights.

Security Ownership of Certain Beneficial Owners.

The following table sets forth the number and percentage of shares of our common stock owned by all persons known by us to be the beneficial owners of more than 5% of our shares of common stock as of July 14, 2017.

	Amount of	Percent of
	Beneficial	Common
Name and Address of Beneficial Owner	Ownership	Stock
Paul A. Novelly, 8235 Forsyth Blvd., Suite 400, Clayton, MO 63105 (a)	17,725,100	40.5%

(a)

Includes 17,078,450 shares of common stock held by St. Albans Global Management, Limited Partnership, LLLP, 375,000 shares of common stock held by Apex Holding Co., and 271,650 shares of common stock held by Mr. Novelly personally.

Security Ownership of Management.

The following table sets forth information, as of July 14, 2017, regarding the beneficial ownership of our common stock by each of our directors and executive officers and the executive officers of FutureFuel Chemical Company. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them and none of such shares have been pledged as security.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Paul A. Novelly (a)	17,725,100	40.5%
Paul G. Lorenzini (b)	714,877	1.6%
Edwin A. Levy (c)	288,750	*
Samuel W. Dortch (d)	60,056	*
Paul M. Flynn	60,000	*
Donald C. Bedell (e)	58,650	*
Rose M. Sparks	13,124	*
Paul M. Manheim	13,103	*
Terrance C.Z. Egger	2,000	*
Dale E. Cole	350	*
Jeffrey L. Schwartz	0	*
Tom McKinlay	0	*
All directors and executive officers	18,936,010	43.3%

*              Denotes an ownership percentage of less than 1%.

(a)

Includes 17,078,450 shares of common stock held by St. Albans Global Management, Limited Partnership, LLLP, 375,000 shares of common stock held by Apex Holding Co., and 271,650 shares of common stock held by Mr. Novelly personally. Mr. Novelly is the chief executive officer of both named entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)

Includes 55,000 shares of common stock owned by Mr. Lorenzini’s spouse; Mr. Lorenzini disclaims beneficial ownership thereof. Includes 5,000 shares owned by the Lorenzini Friends and Family Gift Trust, a trust established by Mr. Lorenzini and his spouse, as to which Mr. Lorenzini and his spouse are the trustees but not the beneficiaries; Mr. Lorenzini disclaims any beneficial interest in the shares of our common stock held by this trust.

(c)

Does not include 1,275 shares of our common stock owned by The Edwin A. Levy Charitable Foundation, Inc., a New York not-for-profit corporation as to which Mr. Levy is a founder and director but not a beneficiary. Mr. Levy disclaims beneficial ownership of shares owned by the Foundation.

(d)	Includes 49,247 shares of common stock held in an IRA established by Mr. Dortch.
(e)

Includes 2,400 shares of common stock owned by the Alexandra Nicole Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 2,453 shares of common stock owned by the Ashlyn Tate Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 2,400 shares of common stock owned by the Hailey Bedell Trust, a trust established by Mr. Bedell for his granddaughter as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust. Includes 51,197 shares of our common stock held by the Africa Exempt Trust, of which Mr. Bedell is a beneficiary. Includes 200 shares of common stock owned by the Charlie Cash Bedell Trust, a trust established by Mr. Bedell for his grandson as to which Mr. Bedell serves as trustee but holds no pecuniary interest; Mr. Bedell disclaims beneficial ownership of all shares of our common stock held by this trust.

Change in Control.

We are not aware of any arrangement (including any pledge by any person of any of our securities) the operation of which may at a date subsequent to the date of this Proxy Statement result in a change in control of us. Further, we are not aware that a change in control of us has occurred since the beginning of our last fiscal year.

Restricted Stock Agreement with Paul A. Novelly

Paul A. Novelly, our chairman and chief executive officer, is party to a Restricted Stock Agreement dated May 9, 2014 under which he received 250,000 shares of restricted stock which vest in equal increments on the first through third anniversaries of the agreement. The agreement provides that all unvested shares automatically vest in the event (i) his employment is terminated by reason of his disability; (ii) his employment is terminated by reason of his death; or (iii) a change of control occurs. The triggering events are each as defined in the Incentive Plan.

Assuming one of the triggering events occurred on December 31, 2016, Mr. Novelly would have been able to receive accelerated vesting of restricted shares worth $1,162 based on the closing price of our shares of $13.95 on January 3, 2017 (the next trading day).

Employment Agreement with Paul M. Flynn

Paul M. Flynn, FutureFuel Chemical Company’s executive vice president of business and marketing is party to an Employment Agreement dated July 2, 2014, which provides that Mr. Flynn would be entitled to certain payments or benefits, as applicable, upon the occurrence of a triggering event. The receipt of each of these payments or benefits is contingent upon Mr. Flynn executing and delivering to the Company a general release.

Upon a termination of Mr. Flynn’s employment for death or disability, Mr. Flynn would be entitled to an immediate full vesting of his remaining unvested restricted shares. Had such a termination occurred on December 31, 2016, Mr. Flynn would have been able to receive accelerated vesting of restricted shares worth $698 based on the closing price of our shares of $13.95 on January 3, 2017 (the next trading day).

Upon a termination of Mr. Flynn’s employment by Mr. Flynn for good reason, as defined in the employment agreement, Mr. Flynn would be entitled to (i) an immediate full vesting of his remaining unvested restricted shares; (ii) payment of his base salary for a period of six months; and (iii) to the extent eligible, reimbursement of COBRA premiums for a period of six months. Had such a termination occurred on December 31, 2016, Mr. Flynn would have been able to receive accelerated vesting of restricted shares worth $698 based on the closing price of our shares of $13.95 on January 3, 2017 (the next trading day), $109 as payment of his base salary for a period of six months, and $6 as reimbursement for COBRA premiums for a period of six months.

Upon the Company's voluntary termination of Mr. Flynn’s employment, as defined in the employment agreement, Mr. Flynn would be entitled to (i) an immediate vesting of 50% of the balance of his remaining unvested restricted shares; (ii) payment of his base salary for a period of six months; and (iii) to the extent eligible, reimbursement of COBRA premiums for a period of six months. Had such a termination occurred on December 31, 2016, Mr. Flynn would have been able to receive accelerated vesting of restricted shares worth $349 based on the closing price of our shares of $13.95 on January 3, 2017 (the next trading day), $109 as payment of his base salary for a period of six months, and $6 as reimbursement for COBRA premiums for a period of six months.

Upon a change of control, as defined in the employment agreement, Mr. Flynn would be entitled to an immediate full vesting of his remaining unvested restricted shares plus payment of the amount, if any, by which $2,500 exceeds the value of the restricted shares at the time of the change in control. Had such a termination occurred on December 31, 2016, Mr. Flynn would have been able to receive accelerated vesting of restricted shares worth $698 based on the closing price of our shares of $13.95 on January 3, 2017 (the next trading day), plus a cash payment of $916.

Directors and Executive Officers.

Material Proceedings.

No director, officer, or affiliate of us, no owner of record or beneficially of more than five percent of any class of our voting securities, and no associate of any such director, officer, affiliate, or owner is a party in any material proceeding adverse to us or to any of our subsidiaries.

Directors, Executive Officers, Promoters, and Control Persons.

Identification of Directors.

Our directors are as follows:

Name	Age	Director Since	Term Expires
Paul A. Novelly, chairman of the board and chief executive officer	73	2005	2018
Edwin A. Levy	80	2005	2019
Paul G. Lorenzini	78	2007	2018
Donald C. Bedell	76	2008	2019
Paul M. Manheim(a)	68	2011	2017
Dale E. Cole	69	2015	2018
Terrance C.Z. Egger	59	2015	2019
Jeffrey L. Schwartz(a)	68	2015	2017
(a)	Messrs. Manheim and Schwartz are nominated for re-election at the 2017 Annual Shareholders Meeting.

There is no arrangement or understanding between any of the above directors and any other person pursuant to which such person was or is to be selected as a director.

Identification of Executive Officers.

The current executive officers of the Company are as follows:

Name	Position	Age	Officer Since
Paul A. Novelly	Chairman of the board and chief executive officer	73	2005
Thomas McKinlay (a)	Chief operating officer	54	2017
Rose M. Sparks	Principal financial officer and chief financial officer	50	2012
Samuel W. Dortch	Executive vice president	68	2015
Paul M. Flynn	Executive vice president	50	2015
(a) Mr. McKinlay was appointed as chief operating officer on January 9, 2017.

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

Identification of Certain Significant Employees.

The following individuals are executive officers of FutureFuel Chemical Company who are expected to make significant contributions to our business.

Name	Position	Age	Officer Since
Thomas McKinlay (a)	Chief operating officer	54	2017
Samuel W. Dortch	Executive vice president and general manager	68	2007
Rose M. Sparks	Chief financial officer	50	2013
Paul M. Flynn	Executive vice president of business and marketing	50	2014
(a) Mr. McKinlay was appointed as chief operating officer on January 9, 2017.

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

Family Relationships.

There is no family relationship between any of our executive officers and directors.

Business Experience of Our Directors and Executive Officers.

Paul A. Novelly has been our chairman of the board since inception and chief executive officer since January 2013. Mr. Novelly is chairman and chief executive officer of Apex Oil Company, Inc., a privately-held company based in St. Louis, Missouri engaged in the trading, storage, marketing, and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly is president and a director of AIC Limited, a Bermuda-based oil trading company, chairman, chief executive officer and a director of WPT GP, LLC, a director and the chairman of World Point Terminals, Inc., a Delaware company based in Missouri which is the owner of WPT GP, LLC, the general partner of World Point Terminals, LP which was a publicly traded master limited partnership which owns and operates petroleum storage facilities in the United States, and chief executive officer of St. Albans Global Management, Limited Partnership, LLLP, which provides corporate management services. He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots and rainwear, and other consumer products, and FCB Financial Holdings, Inc., a holding company whose material subsidiary is Florida Community Bank. Mr. Novelly previously served on the board of directors of World Point Terminals, Inc., a Canadian and Toronto Stock Exchange company and the predecessor to World Point Terminals, Inc.

Our board believes that Mr. Novelly’s experience, knowledge, skills, and expertise as our chairman since 2005 and his knowledge of our operations and effectiveness of our business strategies provide valuable perspective to our board and add significant value. Additionally, Mr. Novelly’s experience as the chief executive officer of Apex Oil Company, Inc., AIC Limited, St. Albans Global Management, Limited Partnership, LLLP, and WPT GP, LLC and as the chairman of World Point Terminals, Inc., as well as a number of executive positions with other oil refining, terminalling, storage, and transportation companies, are integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Novelly’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Paul G. Lorenzini has been a member of our board since January 2007 and served as our chief operating officer from April 21, 2008 through August 27, 2015. In January 1970, Mr. Lorenzini co-founded Packaging Consultants, Inc., a distribution business supplying packaging materials to the food industry. In 1983, Bunzl PLC, a supplier of supermarket and food service packaging, acquired Packaging Consultants, Inc. Mr. Lorenzini continued to work for Bunzl PLC and in 1986 became president of Bunzl USA. He subsequently became the chief executive officer and chairman of Bunzl North America and grew Bunzl North America to the largest food packaging distributor in North America and retired in July 2004 with the title of chairman emeritus. Mr. Lorenzini served as a director of Bunzl PLC between 1988 and 1991 and between 1999 and 2004.

Our board believes that Mr. Lorenzini’s experience, knowledge, skills, and expertise as our chief operating officer and his knowledge of our operations and business strategies gained over his seven-plus years of service as chief operating officer provide valuable perspective to our board and add significant value. Additionally, Mr. Lorenzini’s operational and management experience with Bunzl PLC, Bunzl USA, and Bunzl North America is integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Lorenzini’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Edwin A. Levy has been a member of our board since November 2005. He also serves as chair of our nominating/corporate governance committee and as a member of our compensation committee. In 1979, Mr. Levy co-founded Levy, Harkins & Co., Inc., an investment advisory firm, where he now serves as chairman emeritus of the board. Mr. Levy was a director of Traffix, Inc. between November 1995 and 2006, and served as a member of its audit committee and stock options committee. He is a director of WPT GP, LLC and World Point Terminals, Inc., a Delaware company based in Missouri which is the owner of WPT GP, LLC, the general partner of World Point Terminals, LP which was a publicly traded master limited partnership which owns and operates petroleum storage facilities in the United States. Mr. Levy previously served on the board of directors of World Point Terminals, Inc., a Canadian and Toronto Stock Exchange company and the predecessor to World Point Terminals, Inc.

Our board believes that Mr. Levy’s experience, knowledge, skills, and expertise as a member of our board and his knowledge of our operations and business strategies gained over his ten-plus years of service to us in that capacity provide valuable perspective to our board and add significant value. Additionally, Mr. Levy’s finance and investment experience from his involvement with Levy, Harkins & Co., Inc. is integral to our board’s assessment of our business opportunities and strategic options. Finally, Mr. Levy’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Donald C. Bedell has been a member of our board since March 17, 2008. He also serves as chair of our compensation committee and as a member of our audit committee. Mr. Bedell is chairman of the board of privately held Castle Partners and its affiliates, based in Sikeston, Missouri, which operate over 35 skilled nursing, health care, pharmaceutical, hospice, and therapy facilities throughout Missouri and other states. Mr. Bedell is a director of First Community Bank of Batesville, Arkansas and is a member of the executive committee of such bank and its holding company. He is also a director of WPT GP, LLC and World Point Terminals, Inc. FutureFuel Corp.’s chairman, Paul A. Novelly, is the chief executive officer of WPT GP, LLC and the chairman of the board of World Point Terminals, Inc. Mr. Bedell is the former chairman of the Missouri Department of Conservation. Mr. Bedell previously served on the board of directors of World Point Terminals, Inc., a Canadian and Toronto Stock Exchange company and the predecessor to World Point Terminals, Inc.

Our board believes that Mr. Bedell’s experience, knowledge, skills, and expertise acquired as the chairman at Castle Partners, including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board. Additionally, Mr. Bedell’s service and experience as a director for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Paul M. Manheim has been a member of our board since July 15, 2011. Mr. Manheim also serves as chairman of our audit committee and as a member of our nominating/corporate governance committee. Mr. Manheim is currently the CEO of HAL Real Estate Inc., which develops and owns a portfolio of real estate in the Pacific Northwest consisting of multi-family, office, and mixed-use assets. HAL Real Estate Inc. is a subsidiary of HAL Holding N.V. Mr. Manheim joined Holland America Line, N.V., the predecessor of HAL Holding N.V., an international holding company traded on the Amsterdam Stock Exchange, in 1982 and filled various positions in the financial and corporate development areas. From 2005 to 2015, Mr. Manheim was the chairman of the board of Shanghai Red Star Optical Company, which owns a portfolio of optical retail outlets in China and is affiliated with Europe’s largest optical retailer. Mr. Manheim has served as a director and chairman of the audit committee of WPT GP, LLC, the general partner of World Point Terminals, LP since 2013. Mr. Manheim received a bachelor of commerce degree with honors from the University of New South Wales, Australia, and qualified as a Chartered Accountant in 1976.

Our board believes that Mr. Manheim’s experience, knowledge, skills, and expertise acquired as the president and chief executive officer at HAL Real Estate Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to our board and the Company. Additionally, Mr. Manheim’s service and experience as a director for other boards, strengthens the governance and functioning of our board. Finally, Mr. Manheim’s experience as the chairman of the audit committee of WPT GP, LLC and his experience as a chartered accountant add significant value to our board and the Company.

Dale E. Cole has been a member of our board since August 27, 2015. He also serves as a member of our audit committee. Mr. Cole's career in banking began in 1974 with Texas Bank and Trust Company in Dallas, TX. He then worked with First National Bank in Marshal, TX, and became President of Banc Texas McKinney in McKinney, TX in 1983. In 1988, Mr. Cole became Chairman and CEO of Worthen Banking Corporation, with two banks in Batesville and Newark, AR. Mr. Cole founded First Community Bank in 1997. He currently serves as Chairman and CEO of First Community Bank and its holding company. As of December 31, 2016, First Community Bank had 19 branch locations in Northeast Arkansas and Southwest Missouri and maintained assets of approximately $1.201 billion. In 2016, Mr. Cole was elected to the board of trustees of Lyon College in Batesville, AR and he serves on Lyon College’s finance committee. Mr. Cole previously served on the Board of Trustees of the Barret School of Banking in Memphis, TN, the Board of Visitors of the University of Arkansas Community College in Batesville, AR, the Board of the Chamber of Commerce, Economic Development Foundation in Batesville, AR, Lyon College Advisory Counsel, and the board of White River Medical Center in Batesville, AR.

Mr. Cole's extensive career in banking built in him a strong foundation in business, regulatory environments, and corporate governance. Having served on numerous committees throughout his career, including compensation, trust, executive, asset/liability, investment, and many others, Mr. Cole's well-rounded experience and exposure in banking and regulatory environments will strengthen the governance function of our board. Additionally, Mr. Cole’s service and experience as chairman for other boards, including active involvement in strategic planning for those companies, strengthens the governance and functioning of our board.

Terrance C.Z. (Terry) Egger has been a member of our board since August 27, 2015. He also serves as a member of our compensation committee. Mr. Egger serves as publisher and CEO of Philadelphia Media Network, parent company of the Philadelphia Inquirer, the Philadelphia Daily News and Philly.com, that region’s largest news company. Mr. Egger oversees all operations of the newspaper and its affiliates. Mr. Egger served as president and CEO of the Cleveland 2016 Host Committee, Inc., where he led the successful effort for the City of Cleveland to host the 2016 Republican National Convention. In 2013, Mr. Egger retired as chairman of The Plain Dealer Publishing Co. in Cleveland, parent company of The Plain Dealer, Ohio's largest paper, where he had served in several executive capacities from 2006. From 1996 to 2006, Mr. Egger was the president and publisher of the St. Louis Post-Dispatch, where he supervised all operations, including its website STLtoday.com and Suburban Journals of Greater St. Louis. Terry started his newspaper career managing marketing and advertising for papers in Los Angeles, California and Tucson, Arizona. Mr. Egger is a member of the Board of Directors of Medical Mutual of Ohio and a member of the Board of Trustees of the Cleveland Clinic Foundation. He has a bachelor's degree from Augustana College and a master's degree in speech communication from San Diego State University.

Our board believes that Mr. Egger’s experience, knowledge, skills, and expertise, including experience and understanding of business strategy, development, supervision, operations and management add significant value to our board. Additionally, Mr. Egger’s service and experience on other boards, strengthens the governance and functioning of our board.

Jeffrey L. Schwartz has been a member of our board since August 27, 2015. Mr. Schwartz also serves as a member of our nominating/corporate governance committee. Since 2008, Mr. Schwartz has been a founder and principal of Digital Direct Ventures (DDV), which partners with companies seeking to create a digital presence for their companies. He also started Old Pro Inc. (OPI) which invests in and provides financial and technical consulting to early stage technology companies, including successes like DraftStreet.com and JW Player Incorporated. From 1995 to 2008, Mr. Schwartz was the chief executive officer of Traffix, Inc. and its predecessor, Quintel Communications, Inc., a NASDAQ listed company and leading digital marketer. Mr. Schwartz has been involved in all aspects of web-based and technology commerce, including online and search engine marketing, interactive games, list brokerage and creative services. Mr. Schwartz serves as a member of the board of directors of Troika Media Group, a branding and advertising agency that specializes in creating and implementing brand strategies for major brands in the entertainment and sports industries.

Our board believes that Mr. Schwartz’s experience, knowledge, skills, and expertise, including experience and understanding of business strategy, development and marketing add significant value to our board and the Company.

Thomas McKinlay became FutureFuel Corp.’s and FutureFuel Chemical Company’s chief operating officer on January 9, 2017. Mr. McKinlay, is a Chemical Engineer and business operations executive with over 30 years of global experience in the oil and gas industry.  He has extensive experience in the oil and gas industry on both sides of the Atlantic. This includes responsibility for large scale refining and trading operations; midstream assets; renewables production and trading; retail; contract negotiation; and mergers and acquisitions.

For over two years prior to his hire by FutureFuel, Mr. McKinlay was the owner and president of Gilrita Consulting Limited, a UK based independent downstream consultancy firm.  Prior to Gilrita Consulting Limited, he was Executive Vice President of Murphy Oil Corporation for more than three years, a role which latterly incorporated the role of Managing Director of Murco Petroleum Limited, a UK based oil refining company.  Mr. McKinlay was employed for approximately six years by Murphy Oil where he became Executive Vice President of Worldwide Downstream Operations.  Mr. McKinlay received a bachelor of science in chemical engineering (with honors) from the University of Strathclyde in Glasgow, UK in 1985.

Our board believes the experience, knowledge, skills, and expertise Mr. McKinlay acquired in his past roles in operations add significant, strategic value to the Company. Additionally, Mr. McKinlay’s experience with large scale production and trading provides the Company with significant understanding in the regional and global biodiesel industry.

Samuel W. Dortch was the vice president - operations services of FutureFuel Chemical Company between July 30, 2007 and October 14, 2007 and senior vice president - operations between October 15, 2007 and August 30, 2010. On August 30, 2010, Mr. Dortch became FutureFuel Chemical Company’s executive vice president and general manager. In 1972, Mr. Dortch joined Eastman Chemical Company’s technical services division in Kingsport, Tennessee as a development chemical engineer. He has served in numerous management positions in Kingsport, Batesville and at Eastman Kodak’s Kirby, England facility. In 2004, Mr. Dortch became manager of research and development at the Batesville plant and director of research and development in December 2006.

Our board believes that Mr. Dortch’s experience, knowledge, skills, and expertise acquired as the executive vice president and general manager of FutureFuel Chemical Company, and his knowledge of our operations and business strategies gained over his nine years of service to us in various roles and his years of service to Eastman Chemical Company, including his knowledge of the chemical business, are of significant value to the Company.

Rose M. Sparks has been our principal financial officer, treasurer, and principal accounting officer since November 8, 2012, and our chief financial officer since June 1, 2013. Prior to June 1, 2013, Mrs. Sparks served as the controller of FutureFuel Chemical Company since its acquisition in 2006 and has over twenty years of experience at the Batesville facility. Prior to our acquisition of FutureFuel Chemical Company, Mrs. Sparks worked for Eastman Chemical as the controller at the Batesville plant. Mrs. Sparks is a certified public accountant.

Our board believes that Mrs. Sparks’ experience, knowledge, skills, and expertise acquired as controller of FutureFuel Chemical Company, and her knowledge of our operations and business strategies gained over her years of service in that role, as well as experience as certified public accountant, add significant value to us.

Paul M. Flynn became FutureFuel Chemical Company’s executive vice president of business and marketing on September 2, 2014. Mr. Flynn is a veteran business executive with 25 years in the chemical and biotech industries. After joining Monsanto Company in 2008 as Director of Strategic Alliances, he spent six years developing corporate strategy, and recently led its development of a new biologicals growth platform. Prior to Monsanto, Mr. Flynn was global business manager for automotive and electrical products for Eastman Chemical Company. He eventually led the strategy development and execution for transforming Specialty Plastics into a profitable growth division for Eastman. He has extensive global experience, including prior relocations to Japan and Singapore. He received an MBA from Kellogg School of Management, Northwestern University and graduated from Athlone Institute in Ireland with a B.S. in Polymer Technology.

Our board believes the experience, knowledge, skills, and expertise Mr. Flynn established in Monsanto Company’s corporate strategy division adds significant, strategic value to the Company. Additionally, Mr. Flynn’s experience with Eastman’s Specialty Plastics division and as a global business manager provides to the Company a fresh perspective and practical insight to the regional and global chemical industry.

Transactions with Related Persons.

From time to time, we enter into transactions with companies affiliated with, or controlled by, Mr. Novelly, who is the chairman of our board, chief executive officer and a significant shareholder as set forth above, and in which Mr. Novelly has or will have a direct or indirect material interest. Revenues, expenses, prepaid amounts, and unpaid amounts related to these transactions during 2016 are summarized in the following table and are further described below.

Related party balance sheet accounts

(Dollars in thousands, except per share amounts)

As of December 31, 2016
Accounts receivable
Biodiesel, petrodiesel, blends and other petroleum products	$385
Total accounts receivable	$385
Prepaid expenses
Administrative services and other	$12
Total prepaid expenses	$12
Accounts payable
Natural gas and fuel purchases	$1,045
Travel and administrative services	$209
Total accounts payable	$1,254
Accrued liabilities
Travel and administrative services	$142
Total accrued liabilities	$142

Related party income statement accounts

(Dollars in thousands, except per share amounts)

Year Ended December 31, 2016
Revenues
Biodiesel, petrodiesel, blends and other petroleum products	$8,371
Total revenues	$8,371
Cost of goods sold
Biodiesel, petrodiesel, blends, and other petroleum products	$6,016
Natural gas purchases	4,223
Income tax, consulting services and other	80
Total cost of goods sold	$10,319
Distribution
Distribution and related services	$378
Total distribution	$378
Selling, general and administrative expenses
Commodity trading advisory fees	$307
Travel and administrative services	216
Total selling, general, and administrative expenses	$523

Biodiesel, petrodiesel and blends

FutureFuel enters into agreements to buy and sell biofuels (biodiesel, petrodiesel, biodiesel/petrodiesel blends, RINs, and biodiesel production byproducts) and other petroleum products such as gasoline with an affiliate from time to time. Such agreements are priced at the then current market price of the product, as determined from bids from other customers and/or market pricing services. Cost of goods sold related to these sales includes variable costs and allocated fixed costs.

Natural gas purchases

FutureFuel utilizes natural gas to generate steam for its manufacturing process and to support certain of its air and waste treatment utilities. This natural gas is purchased through an affiliate provider of natural gas marketing services. Expenses related to these purchases include the cost of the natural gas only; transportation charges are paid to an independent third party.

Income tax and consulting services

An affiliate provides professional services to FutureFuel, primarily in the area of income tax preparation and consulting. FutureFuel also receives certain finance and accounting expertise from this affiliate as requested. Expenses related to these services are comprised of an agreed quarterly fee plus reimbursement of expense, at cost.

Distribution and related services

Distribution and related services are comprised of barge transportation and related unloading charges for petrodiesel that were arranged and paid by an affiliate and subsequently rebilled to FutureFuel. Additionally, FutureFuel leases oil storage capacity from an affiliate under a storage and throughput agreement. This agreement provides for the storage of biodiesel, diesel or biodiesel/petrodiesel blends, methanol, and biodiesel feedstocks in above-ground storage tankage at designated facilities of the affiliate. Expenses related to this agreement include monthly lease charges, generally on a per barrel basis, and associated heating, throughput, and other customary terminalling charges.

Commodity trading advisory fees

FutureFuel entered into a commodity trading advisory agreement with an affiliate. Pursuant to the terms of this agreement, the affiliate provides advice to FutureFuel concerning the purchase, sale, exchange, conversion, and/or hedging of commodities as FutureFuel may request from time to time.

Legal, travel and administrative services

FutureFuel reimburses an affiliate for legal, trading, travel and other administrative services incurred on its behalf. Such reimbursement is performed at cost with the affiliate realizing no profit on the transaction.

Review, Approval, or Ratification of Transactions with Related Persons.

Any transaction in which we (or one of our subsidiaries) are a participant, the amount involved exceeds the lesser of $120,000 or 1% of our net income, total assets, or total capital, and in which any party related to us has or will have a direct or indirect material interest, must be approved by a majority of the disinterested members of our board of directors as fair to us and our shareholders. This policy was adopted by our board on January 8, 2007 and amended on February 2, 2011, and can be found through the “Investor Relations - Corporate Governance” section of our website (http://www.futurefuelcorporation.com). All of the agreements described above in this section have been approved by a majority of the disinterested members of our board of directors.

In addition, we adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for our directors, officers, and employees and the directors, officers, and employees of our subsidiaries. This Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of this Code to appropriate persons identified in this Code; and (v) accountability for adherence to this Code. This Code was adopted by our board on February 3, 2011 and was last amended on January 1, 2016, is in writing, and can be found on our website at http://ffu.client.shareholder.com/corporate-governance.cfm. Note: Each of the transactions described above (under the caption “Transactions with Related Persons”) was undertaken in compliance with our Code of Business Conduct and Ethics and approved by a majority of the disinterested members of our board of directors.

Compliance with Section 16(a) of the Exchange Act.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to us under the rules of the SEC promulgated under Section 16 of the Exchange Act during the fiscal year ended December 31, 2016, and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2016, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officers, members of our board of directors and/or beneficial owners of more than 10% of our common stock failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16 of the Exchange Act during the year ended December 31, 2016, except for a late Form 4 filed by Mr. Lorenzini to report a sale of stock and a late Form 5 filed by Mr. Flynn to reconcile ownership reported in previous proxy with payment of tax liability by withholding of securities incident to the vesting of securities issued in accordance with Rule 16b-3.

Standing Audit Committee.

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and have adopted a revised audit committee charter. A copy of this revised audit committee charter has been posted on our website and may be accessed at http://ffu.client.shareholder.com/corporate-governance.cfm. The current members of the audit committee are as follows:

Donald C. Bedell

Dale E. Cole

Paul M. Manheim (Chair)

Audit Committee Financial Expert.

Our board of directors determined that each member of our audit committee is an audit committee financial expert. Each such member of our audit committee is independent, as independence for audit committee members is defined in the listing standards applicable to us.

Board Leadership Structure and Role in Risk Oversight.

Board Leadership Structure.

We have a board currently comprised of eight members. Our chairman and chief executive officer is Mr. Novelly. Our chairman presides over all meetings of our board and at all meetings of our shareholders. He provides strategic leadership and guidance to our board and management, he advises and consults with our chief financial officer and other executive officers, and he works with management and other committees of our board regarding strategies, risks, opportunities, and other matters.

Six of the seven remaining members of our board are independent as described below, and these independent members comprise the membership of our board’s audit committee, nominating/corporate governance committee, and compensation committee. We have not designated any of these individuals as a lead independent director and there are no plans to do so.

We believe that consolidation of the offices of chairman and chief executive officer in Mr. Novelly is the appropriate leadership structure for us at this time. His breadth of experience and expertise in both capacities qualifies him for such service. Given his constant communication with executive management, this provides for adequate linkage between the board and management.

Role in Risk Oversight.

Our board as a whole is ultimately responsible for our risk management oversight. Our board is assisted by its committees, including our audit committee and compensation committee, whose duties are described in more detail below.

The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to our board or to committees of our board, and the related board or committee discussions and decisions. The committees of our board report to our board about their meetings.

Our chief executive officer addresses risk matters at regular and special board meetings. In addition, other members of senior management regularly provide reports directly to our board. Finally, our audit committee works closely with our independent public accountants in their review of risk and controls.

Corporate Governance/Director Independence.

Our board has adopted corporate governance guidelines which incorporate certain rules of the SEC and U.S. securities exchanges for use by our board when determining director independence. These guidelines include the Company’s Corporate Governance Guidelines, Policy for Approving Transactions with Related Parties, and Insider Trading Policy, copies of which may be found on our website at http://ffu.client.shareholder.com/corporate-governance.cfm. Our board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with us, including the potential for conflicts of interest, when determining director independence.

The nominating/corporate governance committee of our board evaluates each incumbent director and all new director nominees based on applicable law, regulations, and rules and makes a recommendation to the full board as to the independence of directors and director nominees. Our board has determined that, of the eight current members of the board, the following six directors have no disqualifying relationships with us or our subsidiaries and are, therefore, independent: Edwin A. Levy, Donald C. Bedell, Paul M. Manheim, Dale E. Cole, Terrance C.Z. Egger, and Jeffrey L. Schwartz. In 2016, each of our board’s compensation, audit, and nominating/corporate governance committees was comprised of directors who were independent under such definitions. Our nominating/corporate governance committee has determined that, if elected, each of Messrs. Manheim and Schwartz will qualify as an independent director under the applicable SEC and stock exchange regulations. Accordingly, if the proposed slate of nominees is elected, our board will continue to maintain a majority of independent directors. The guidelines referenced above, as well as other corporate governance initiatives adopted by us, are also available to any shareholder free of charge upon request to our corporate secretary at our principal executive office set forth above.

Our independent directors meet in executive sessions (without our management) generally before or after meetings of the directors, and will meet more often as the need arises. None of our non-management directors presides at meetings of our non-management directors. Rather, a chairman is chosen at the beginning of each meeting.

Any interested party (and not just our shareholders) may make their concerns known to our non-management directors through our website at http://ffu.client.shareholder.com/contactus.cfm. In the “comment” section on this page, please indicate that the message is for our non-management directors, and the message will be provided to them.

Board Meetings and Committees; Annual Meeting Attendance.

Directors are expected to attend all meetings of our board and assigned committee meetings. Our board held two formal meetings during 2016 and took six actions by unanimous written consent in lieu of a meeting. All meetings were attended by all directors. Our directors are not required to attend annual shareholder meetings. The 2016 annual meeting of our shareholders was held on September 8, 2016, and no directors attended the annual shareholder meeting.

Our board maintained the following committees during 2016: audit committee, compensation committee, and nominating/corporate governance committee. The 2016 members of each of these committees, a summary of the responsibilities and authority of each of the committees, and the number of meetings held by each committee in 2016, follow.

Name of Committee and Members during 2016	Functions of the Committee	Number of Meetings in 2016
Audit: Paul M. Manheim (chair) Donald C. Bedell Dale E. Cole

-   Appoints, compensates, and oversees the work of any public accounting firm employed by the Company;

-   Resolves any disagreements between management and the auditor regarding financial reporting;

-   Pre-approves all audit and non-audit services;

-   Retains independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

-   Seeks any information it requires from employees, all of whom are directed to cooperate with the committee’s requests;

-   Meets with the Company’s officers, external auditors, or outside counsel, as necessary; and

-   Oversees that management has established and maintains processes to assure compliance by the Company with all applicable laws, regulations, and corporate policies.

Four (all members attended each meeting) One action by written consent
Compensation: Donald C. Bedell (chair) Edwin A. Levy Terrance C.Z. Egger

-   In consultation with the Company’s management, establishes the Company’s general policies relating to compensation of the Company’s officers and directors and the directors and executive officers of the Company’s subsidiaries, and oversees the development and implementation of such compensation programs;

-   Approves the annual and long-term performance goals for the Company’s incentive plans (including incentive plans for the Company’s subsidiaries);

-   Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and annually evaluates such officers’ performance in light of those goals and objectives and sets such officers’ compensation levels based on this evaluation;

-   As required under applicable securities laws and rules, reviews the Compensation Discussion and Analysis section (CD&A) to be included in the Company’s annual proxy statement or other reports or filings with the SEC or other governmental authorities and stock exchanges, discusses the CD&A with the Company’s management, and recommends to the board that the CD&A be included in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A or any other filing with the SEC and stock exchanges;

-   Reviews and makes recommendations to the board periodically with respect to the compensation of all non-employee directors, including any compensation under the Company’s equity-based plans, monitor ownership compliance of its directors as required by under the Company’s stock ownership guidelines;

-   Evaluates the committee’s performance and the adequacy of its charter on an annual basis and recommends any proposed changes to the board for approval; and

-   With respect to Company directors and officers and executive officers of Company subsidiaries: review and approve base salary adjustments, managerial recommendations under Company’s annual bonus and incentive compensation plan; review and approve managerial recommendations of performance share awards and participants under Company’s stock option plan; review and approve managerial recommendations for new and modified compensation and benefit programs; and monitor ownership compliance as required by Company’s stock ownership guidelines.

One (all members attended) One action by written consent
Nominating/Corporate Governance: Edwin A. Levy (chair) Paul M. Manheim Jeffrey L. Schwartz

-   Assists the board by identifying qualified candidates for director, and recommends to the board the director nominees for the next annual meeting of shareholders;

-   Leads the board in its annual review of board performance;

-   Recommends to the board director nominees for each board committee;

-   Oversees the annual process of evaluation of the performance of the Company’s management; and

-   Develops and recommends to the board corporate governance guidelines applicable to the Company.

One action by written consent

Nominating/Corporate Governance Committee.

Our board has a nominating/corporate governance committee. That committee has a charter, a copy of which may be found at our internet web site at http://ffu.client.shareholder.com/corporate-governance.cfm. A copy may also be obtained free of charge by written request to our corporate secretary at our principal executive office set forth above.

Our nominating/corporate governance committee will consider director candidates recommended by our shareholders. To facilitate such nominations, our board has adopted Procedures for Shareholders Submitting Nominating Recommendations, which is Appendix B to our nominating/corporate governance committee charter. Those Procedures set forth the procedures for a shareholder to submit a director nominee recommendation, the timelines for receiving such nominations, and the information required on each director nominee. Our board has also adopted a Policy on Shareholder Recommendation of Candidates for Election as Directors, which is Appendix C to our nominating/corporate governance committee charter. This Policy sets forth the evaluation process adopted by our board. Any shareholder desiring to submit a director nominee for consideration by the nominating committee of our board for the 2018 annual meeting of our shareholders must do so in accordance with our bylaws and policies described under “Shareholder Proposals for the Next Annual Meeting” beginning at page 1 above. Director nominations should be submitted in writing to our corporate secretary, acting as agent for the nominating/corporate governance committee, at FutureFuel Corp., 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105. A copy of such Procedures and Policy is available free of charge to any shareholder and may be obtained from our corporate secretary at our principal executive office set forth above.

Once a director nominee has been recommended, whether by a shareholder or otherwise, the nominating committee reviews the background and qualifications of the nominee in accordance with the Policy Regarding Qualifications of Directors adopted by our board, which Policy is Appendix A to our nominating/corporate governance committee charter. A copy of such Policy is available free of charge to any shareholder and may be obtained from our corporate secretary at our principal executive office set forth above. In selecting the slate of nominees to be recommended by the nominating/corporate governance committee to our board, and in an effort to maintain a proper mix of directors that results in a highly effective governing body, the nominating/corporate governance committee also considers such factors as the occupational, geographic, and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; and the independence status of each nominee in accordance with our corporate governance guidelines, SEC rules, and other applicable laws and regulations. Our nominating/corporate governance committee does not differentiate in its evaluation of nominees as directors depending upon whether a nominee is recommended by one of our shareholders.

The nominating/corporate governance committee reports its recommendations concerning each director nominee to our board. Our board then considers the nominating/corporate governance committee’s recommendations and selects those director nominees to be submitted to the shareholders for approval at the next annual meeting of shareholders. Our board may, as a part of its consideration, request the nominating/corporate governance committee to provide it with such information pertaining to a director nominee as our board deems appropriate to fully evaluate the qualifications of the nominee.

The slate of nominees for directors for the 2017 annual meeting of our shareholders consists of Paul M. Manheim and Jeffrey L. Schwartz. All such nominees are standing for reelection.

Audit Committee.

As noted above, our board has a standing audit committee. The audit committee members during 2016 were: Paul M. Manheim (chair), Donald C. Bedell, and Dale E. Cole. All members of our audit committee are independent as determined in accordance with the listing standards applicable to us.

We have adopted an audit committee charter. A copy of this audit committee charter may be accessed on our internet website at http://ffu.client.shareholder.com/corporate-governance.cfm. A copy may also be obtained free of charge from us by written request to our corporate secretary at our principal executive office set forth above.

The primary duties and responsibilities of the audit committee are to monitor: (i) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) our compliance with related legal and regulatory requirements; and (iii) the independence and performance of our external auditor. The audit committee also selects our independent registered public accounting firm. Management of the Company is responsible for designing and implementing the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the audit committee has performed the duties required by its charter, and it has reviewed and discussed our consolidated financial statements for 2016 with management and the independent registered public accounting firm. The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (or PCAOB) in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of PCAOB regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The audit committee also has received confirmations from management and has considered whether the provision of any non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm and the audit committee’s review of the representations of management and the report of the independent registered public accounting firm, the audit committee recommended to our board to include the audited financial statements in our Form 10-K and Annual Report for the year ended December 31, 2016.

Paul M. Manheim, Donald C. Bedell, and Dale E. Cole

Compensation Committee.

Our board has established a compensation committee. The compensation committee has a charter which may be found at http://ffu.client.shareholder.com/corporate-governance.cfm at our internet web site. In addition, a copy will be provided free of charge by written request to our corporate secretary at our principal executive office set forth above. Our processes and procedures for the consideration and determination of executive and director compensation are described in “Compensation of Directors and Executive Officers” beginning below.

Shareholder Communications.

Any shareholder who wishes to contact our board or any individual director serving on our board may do so by written communication mailed to: Board (Attention: Name of Director(s), if appropriate), Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105. A shareholder may also contact our board through the Investors Relations – Contact Us page of our internet site, http://ffu.client.shareholder.com/contactus.cfm. A shareholder choosing to contact us through our website must complete his or her name, email address, the subject he or she wishes to address, and any comments he or she wishes to make. In addition, the number seen at the bottom of the page must be entered. This security requirement prevents automated submissions.

Any proper communication received will be processed by our corporate secretary as agent for our board. A copy of the communication will be promptly forwarded to each member of our board or, if appropriate, to the member(s) of our board named in the communication. The original shareholder communication will be maintained on file in our corporate secretary’s office and made readily available to any director who should wish to review it.

Compensation of Directors and Executive Officers.

General

Our board of directors has established a compensation committee. The compensation committee’s responsibilities include, among other things, determining our policy on remuneration to our (that is, FutureFuel Corp.’s) officers and directors and the executive officers and directors of FutureFuel Chemical Company. Our directors receive an annual stipend of $30,000, but the stipend is prorated if their service was for less than the full year. Committee heads receive an additional $10,000 on an annual basis, again prorated if serving as committee chairman for less than the full year. The compensation committee also approved the payment to our directors of $2,000 for each board and committee meeting attended in person and $1,000 for each board and committee meeting attended telephonically. During 2016, the compensation committee reviewed and approved this fee schedule as reasonable and appropriate compensation to our directors and has determined to use the same fee structure for 2017. In December 2016, an additional stipend of $25,000 was approved and paid in January 2017 to our directors.

We determined for 2016 not to pay salaries, bonuses, or other forms of cash compensation to any of our board members that serve as executive officers (in their capacities as such). Executive officer compensation will be monitored during 2017 and set or adjusted as the board deems appropriate.

In 2016, we paid salaries, bonuses, and other forms of compensation to the officers of FutureFuel Chemical Company as described below.

Compensation Discussion and Analysis

The objectives of our compensation program are to provide a competitive compensation package that rewards sustained financial and operating performance that creates long-term value for our shareholders. Our compensation programs are intended to meet the goals of attracting and retaining qualified personnel; motivating these individuals to achieve short-term and long-term corporate goals without undue risk-taking; and to promote equity among executive officer positions, while considering external competitiveness and differences in job responsibilities.

The elements of our compensation program include base salary, bonuses, and certain retirement, insurance, and other benefits generally available to all employees. In addition, our board adopted an Omnibus Incentive Plan (or the “Incentive Plan”) which was approved by our shareholders at our 2007 annual meeting on June 26, 2007. The Incentive Plan provides equity-based compensation to our executive officers and our directors. Our compensation committee, and the Company generally, makes decisions with respect to each compensation element paid or payable to our personnel on an individual-by-individual basis and does not necessarily take into account decisions made with respect to other elements of compensation that may be paid to such individual. The overall goal of our compensation program, however, is to achieve the goals described above.

Cash Salaries and Bonuses

We determined not to pay cash salaries or bonuses to Mr. Novelly for 2016. Our chairman and chief executive officer, Mr. Novelly, receives compensation from our affiliate, St. Albans Global Management, Limited Partnership, LLLP. Mr. Novelly did not receive any increase in salary, bonus, or other income to compensate him for his services to us. As to our other executive officers, the base salary for Mr. Dortch was not materially adjusted in 2016. The base salary for Mrs. Sparks was not materially adjusted in 2016. Mr. Flynn was hired in 2014, with a base salary set largely in line with our other executives at FutureFuel Chemical Company and commensurate with his experience.

For the year 2016, we established a bonus pool for the employees of our subsidiary, FutureFuel Chemical Company. The total bonus target amount was determined by our chief executive officer in consultation with our other executive officers. Eligible FutureFuel Chemical Company employees hired after January 1, 2016 received $250. Eligible employees hired prior to January 1, 2016 received approximately 132 hours of pay at their normal hourly rate. Salaried employees of FutureFuel Chemical Company (other than certain lead executives) received an additional bonus amount ranging from $0 to $92,000. Bonuses to FutureFuel Chemical Company’s managers other than the lead executive team were determined by Future Fuel Chemical Company’s board of directors. Bonuses in 2016 for Mr. Dortch, Mr. Flynn, Mrs. Sparks, and other lead executives of FutureFuel Chemical Company were recommended by our chief executive officer, then reviewed and approved by the Compensation Committee of our board after considering several factors, including our overall financial performance and comparative information regarding the executive pay practices of our competitors. Such bonus distributions were designed to be sufficient compensation for the services rendered, competitive with market rates for similar services, and sufficient to motivate these individuals to aid in our achievement of short-term and long-term corporate goals.

We expect to establish an annual cash bonus program for fiscal years commencing after 2016 with a target of 10% of after-tax earnings of FutureFuel Chemical Company, subject to certain adjustments, and solely on a discretionary basis. In determining actual bonus payouts for such years, we expect that the compensation committee will consider performance against performance goals to be established by us, as well as individual performance goals. We expect that this annual cash bonus program will apply to certain key employees of FutureFuel Chemical Company in addition to the executives whose compensation is described herein. The actual amount of bonuses, if any, will be determined near the end of our fiscal year.

Omnibus Incentive Plan

Our board of directors adopted the Incentive Plan, which was approved by our shareholders at our 2007 annual shareholder meeting on June 26, 2007. The purpose of the Incentive Plan is to:

●

encourage share ownership by key personnel whose long-term employment with or engagement by us or our subsidiaries (including FutureFuel Chemical Company) is considered essential to our continued progress and, thereby, encourage recipients to act in our shareholders’ interests and share in our success;

●	encourage such persons to remain in our employ or in the employ of our subsidiaries; and
●	provide incentives to persons who are not our employees to promote our success.

The Incentive Plan authorizes us to issue stock options (including incentive stock options and nonqualified stock options), stock awards, and stock appreciation rights. To date, options for 1,060,500 shares of stock and awards of 414,800 shares of stock have been made. Please see Note 13 to our consolidated financial statements for a detailed discussion of 2016 stock based compensation awards.

Eligible participants in the Incentive Plan include (i) members of our board of directors and our executive officers; (ii) regular, active employees of us or of any of our subsidiaries; and (iii) persons engaged by us or by any of our subsidiaries to render services to us or our subsidiaries as an advisor or consultant.

Awards under the Incentive Plan are limited to shares of our common stock, which may be shares reacquired by us, including shares purchased in the open market, or authorized but un-issued shares. Awards are limited to 10% of the issued and outstanding shares of our common stock in the aggregate, or 2,670,000 shares, as of the date of adoption of the Incentive Plan. Taking into account the prior grants of stock options and stock awards, there are 1,194,700 shares remaining to be issued under the Incentive Plan.

The Incentive Plan is administered by our board’s compensation committee (or “Administrator"). The Administrator may appoint agents to assist it in administering the Incentive Plan. The Administrator may delegate to one or more individuals the day-to-day administration of the Incentive Plan and any of the functions assigned to the Administrator in the Incentive Plan. Such delegation may be revoked at any time. All decisions, determinations, and interpretations by the Administrator regarding the Incentive Plan and the terms and conditions of any award granted thereunder will be final and binding on all participants.

The Administrator may grant a stock option or provide for the grant of a stock option either from time to time in the discretion of the Administrator or automatically upon the occurrence of events specified by the Administrator, including the achievement of performance goals or the satisfaction of an event or condition within the control of the participant or within the control of others. Each option agreement must contain provisions regarding (i) the number of shares of common stock that may be issued upon exercise of the option; (ii) the type of option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the term of the option; (v) such terms and conditions on the vesting or exercisability of the option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the option and forfeiture provisions; and (vii) such further terms and conditions not inconsistent with the plan as may be determined from time to time by the Administrator. Unless otherwise specifically determined by the Administrator or otherwise set forth in the Incentive Plan, the vesting of an option will occur only while the participant is employed or rendering services to us or one of our subsidiaries, and all vesting will cease upon a participant’s termination of employment for any reason.

The Administrator may grant annual performance vested options. Performance will be tied to annual cash flow targets (our consolidated income plus depreciation plus amortization) in amounts to be determined. Annual performance vested options will vest 25% for each year that the annual cash flow target is achieved (with provisions for subsequent year catch-ups). Neither our management nor our compensation committee, however, has through the year ended December 31, 2016 made any awards that were contingent upon the achievement of specified performance goals or that were otherwise performance-vested. Rather, through 2016, all grants were made in the discretion of our compensation committee based upon their authority under the Incentive Plan.

The Administrator may grant cumulative performance vested options. Performance will be tied to cumulative cash flow in amounts to be determined for periods to be determined.

The Administrator may issue other options based upon the following performance criteria either individually, alternatively, or in any combination, applied to either us as a whole or to a business unit, subsidiary, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria.

Such options will vest and expire (including on a pro rata basis) on such terms as may be determined by the Administrator from time to time consistent with the terms of the Incentive Plan.

The Administrator may award our common stock to participants. The grant, issuance, retention, or vesting of each stock award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the participant. Unless otherwise provided for by the Administrator, upon the participant’s termination of employment other than due to death or retirement, the unvested portions of the stock award and the shares of our common stock subject thereto will generally be forfeited. Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to death or retirement, all outstanding stock awards will continue to vest provided certain conditions to be determined are met. Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to his death, a portion of each outstanding stock award granted to such participant will immediately vest and all forfeiture provisions and repurchase rights will lapse as to a prorated number of shares of common stock determined by dividing the number of whole months since the grant date by the number of whole months between the grant date and the date that the stock award would have fully vested.

The Administrator may grant stock appreciation rights either alone or in conjunction with other awards. The Administrator will determine the number of shares of common stock to be subject to each award of stock appreciation rights. The award of stock appreciation rights will not be exercisable for at least six months after the date of grant except as the Administrator may otherwise determine in the event of death, disability, retirement, or voluntary termination of employment of the participant. Except as otherwise provided by the Administrator, the award of stock appreciation rights will not be exercisable unless the person exercising the award of stock appreciation rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for us or one of our subsidiaries.

In the event there is a change in control of the Company, as determined by our board, our board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on cash awards or stock awards; and (iii) provide for the cancellation of awards for a cash payment to the participant.

Retirement Benefits

We adopted a 401(k) plan for FutureFuel Chemical Company which is generally available to all of its employees.

Say-on-Pay

At our 2014 annual meeting of shareholders held on September 3, 2014, we submitted a proposal to our shareholders regarding the 2013 compensation awarded to our executive officers (commonly known as a “say-on-pay” vote). Our shareholders approved the proposal. We hold our say-on-pay votes every three years. Our next say-on-pay vote and advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) will be held at the 2017 annual meeting of shareholders.

The Compensation Committee considers the results of our say-on-pay vote as one factor in evaluating our executive compensation practices.

Life Insurance and Other Employee Benefits

Our executive officers other than Mr. Novelly participate in employee welfare plans (life insurance, medical insurance, disability insurance, vacation pay, and the like) maintained by FutureFuel Chemical Company for all of its employees.

The Compensation Committee

Our compensation committee currently consists of Donald C. Bedell (Chair), Edwin A. Levy, and Terrance C.Z. Egger. Each of these individuals is an “independent director” under the rules of the NYSE, a “Non-Employee Director” within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of §162(m) of the Internal Revenue Code of 1986, as amended.

The following additional information regarding the Incentive Plan is as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	70,000	$12.48	1,194,700

Recommendations from Management

Our chairman and chief executive officer makes recommendations to the compensation committee regarding salaries and bonuses for executive officers, as well as awards under the Incentive Plan. The compensation committee takes these recommendations into consideration in approving all such salaries, bonuses, and awards.

Summary Compensation Table.

Our executive officers were paid the following compensation for the three-year period ended December 31, 2016.

Summary Compensation Table (Dollars in thousands)

				Stock	Option
Person	Year	Salary	Bonus	Awards (d)	Awards (d)	All Other Compensation	Total
Paul A. Novelly	2016	$0	$0	$999	$0	$0	$999
Chairman and chief executive officer	2015	$0	$0	$995	$0	$33	$1,028
FutureFuel Corp.	2014	$0	$0	$903	$0	$35	$938
Samuel W. Dortch (a)	2016	$203	$100	$0	$0	$19	$322
Executive vice president and general manager,	2015	$220	$92	$0	$0	$19	$331
FutureFuel Chemical Company	2014	$209	$70	$0	$42	$18	$339
Rose M. Sparks (a)	2016	$161	$100	$0	$0	$17	$278
Chief financial officer, principal financial	2015	$170	$75	$0	$0	$17	$261
officer, and treasurer, FutureFuel Corp.	2014	$146	$70	$0	$42	$14	$272
Paul M. Flynn (a) (c)	2016	$218	$100	$292	$0	$14	$624
Executive vice president of business and marketing,	2015	$218	$92	$245	$0	$19	$573
FutureFuel Chemical Company	2014	$59	$31	$349	$0	$1	$440

(a)	Executive officers of FutureFuel Chemical Company for the years indicated.

(b)

For Mr. Novelly, includes $33 in director fees in 2015 and $35 in director fees for 2014. For executive officers of FutureFuel Chemical Company, includes our contributions (including accrued contributions) to vested and unvested defined contribution plans, HSA matching contributions, and the dollar value of any insurance premiums paid by, or on behalf of, us during or for the covered fiscal year with respect to life and disability insurance for the benefit of the named person. The above amounts do not include travel expenses reimbursed pursuant to Company policy.

(c)

Mr. Flynn became FutureFuel Chemical Company’s executive vice president of business and marketing effective September 2, 2014. He was awarded 125,000 shares of our common stock, of which 25,000 vested immediately and 25,000 are to vest in each of the following four years.

(d)

Represents the grant date valuation of the awards under FASB ASC Topic 718. Assumptions used for determining the value of option awards reported here are set forth in Note 13 to our consolidated financial statements included elsewhere herein. Mr. Novelly’s prior year stock awards amount restated to conform with current year presentation.

Grants of Plan-Based Awards.

No stock options or stock awards were granted under a plan to executive officers in 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards as of December 31, 2016 with respect to our executive officers.

(Dollars in thousands)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A.						83,334	1,162
Novelly (a)
Samuel W.		5,000		11.34	12/02/19
Dortch (b)
Rose M.		5,000		11.34	12/02/19
Sparks (b) (c)
Paul M.						50,000	698
Flynn (a ) (d)

(a)

The Company issued restricted stock awards to Messrs. Novelly and Flynn on May 9, 2014 and September 2, 2014, respectively. Mr. Novelly’s 250,000 share award vests in three annual installments on the first, second, and third anniversaries of the grant date as service to the Company is fulfilled. The total expense for the reward was $4,195 and will be recognized into expense equally over those three years. 20% of the 125,000 shares awarded to Mr. Flynn vested immediately, with the remaining 100,000 shares vesting equally over four years. The total expense for the reward was $2,136, with 20% recognized immediately.

(b)

The option awards to Mrs. Sparks and Mr. Dortch that expire on December 2, 2019 vest annually over three years and have an exercise price equal to the mean between the highest and lowest quoted sales prices for the Company’s common stock as of the grant date. For a discussion of assumptions to estimate fair value, see Note 13 to our consolidated financial statements.

(c)	Mrs. Sparks became our chief financial officer and treasurer effective June 1, 2013.
(d)	Mr. Flynn became our executive vice president of business and marketing effective September 2, 2014.

Option Exercises and Stock Vested

The following table sets forth the number of options exercised by each of our executive officers in 2016 and stock awards that vested in 2016.

(Dollars in thousands)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul A. Novelly (a)	0	0	83,333	938
Samuel W. Dortch (b)	20,000	72
Rose M. Sparks (c)	30,000	87
Paul M. Flynn (a) (d)	0	0	25,000	292

(a)

The Company issued restricted stock awards to Messrs. Novelly and Flynn on May 9, 2014 and September 2, 2014, respectively. Mr. Novelly’s 250,000 share award vests in three annual installments on the first, second, and third anniversaries of the grant date as service to the Company is fulfilled. The total expense for the reward was $4,195 and will be recognized into expense equally over those three years. 20% of the 125,000 shares awarded to Mr. Flynn vested immediately, with the remaining 100,000 shares vesting equally over four years. The total expense for the reward was $2,136, with 20% recognized immediately.

(b)	In 2016, 16,598 shares were withheld in payment of tax liability for a net exercise of 3,402 shares.
(c)	In 2016, 26,308 shares were withheld in payment of tax liability for a net exercise of 3,692 shares.
(d)	Pursuant to Mr. Flynn’s restricted stock award, 25,000 shares vested. In 2016, no shares were withheld in payment of tax liability.

Compensation of Directors.

Our directors receive an annual stipend of $30, but prorated if their service was less than the full year. Committee heads receive an additional $10 on an annual basis, again prorated if serving as committee chairman for less than the full year. The compensation committee approved payment to our directors of $2 for each board and committee meeting attended in person and $1 for each board and committee meeting attended telephonically. During 2016, the compensation committee reviewed and approved this fee schedule as reasonable and appropriate compensation to our directors and has determined to use the same fee structure for 2017. In December 2016, an additional stipend of $25 for each director was approved and paid in January 2017.

The following is the compensation our directors earned for 2016.

(Dollars in thousands)
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul A. Novelly (a)	0	999	0	0	0	0	999
Edwin A. Levy	69	0	0	0	0	0	69
Paul G. Lorenzini	58	0	0	0	0	0	58
Donald C. Bedell	72	0	0	0	0	0	72
Paul M. Manheim	72	0	0	0	0	0	72
Dale E. Cole	61	0	0	0	0	0	61
Terrance C.Z. Egger	59	0	0	0	0	0	59
Jeffrey L. Schwartz	58	0	0	0	0	0	58

(a)

The Company issued 250,000 restricted stock awards to Mr. Novelly on May 9, 2014. Mr. Novelly’s 250,000 share award vests in three annual installments on the first, second, and third anniversaries of the grant date as service to the Company is fulfilled. The total expense for the reward was $4,195 and will be recognized into expense equally over those three years.

The following table sets forth information concerning unexercised options, stock awards that have not vested, and equity incentive plan awards as of December 31, 2016 with respect to our directors.

(Dollars in thousands)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (# ) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A.						83,334	1,167
Novelly
Dale E.	10,000	0	0	13.99	12/18/20
Cole (a)
Terrance	10,000	0	0	13.99	12/18/20
C.Z. Egger (a)
Jeffrey L.	10,000	0	0	13.99	12/18/20
Schwartz (a)

(a)

In December 2015, we granted a total of 30,000 stock options to our new board members. The options awarded have an exercise price equal to the mean between the highest and lowest quoted sales prices for FutureFuel’s common stock as of the grant date as reported by the New York Stock Exchange. The options awarded vested immediately and expire on December 18, 2020. Please see Note 13 to our consolidated financial statements for a discussion of the Company’s plan-based awards.

Compensation Committee Interlocks and Insider Participation.

The members of our compensation committee during 2016 were Donald C. Bedell, Terrance C.Z. Egger, and Edwin A. Levy. The committee was chaired by Mr. Bedell. None of such individuals are or have been an officer or employee of the Company, nor did we enter into any transactions with such individuals during 2016 (other than the payment of directors' fees and other compensation, as noted above, solely in their capacity as directors).

Mr. Novelly, Mr. Levy (one of our directors and a member of our compensation committee), Mr. Bedell (one of our directors and the chair of our compensation committee), and Mr. Manheim (one of our directors and the chair of the audit committee) are directors of WPT GP, LLC, the board of directors of which performs the function of a compensation committee. Messrs. Novelly, Levy and Bedell are directors of World Point Terminals, Inc.; World Point Terminals, Inc. does not have a separate compensation committee.

Compensation Committee Report.

The compensation committee of our board has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included herein.

Donald C. Bedell (chair), Terrance C.Z. Egger, and Edwin A. Levy

Independent Public Accountants.

The following table shows the aggregate fees billed to us by RubinBrown LLP for professional services attributable to 2015 and 2016.

	2015	2016
Audit Fees	$270,000	$270,000
Audit-Related Fees	12,000	12,000
Tax Fees	-	-
All Other Fees	-	-
Total	$282,000	$282,000

Audit fees include professional services rendered by RubinBrown LLP to us for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2015 and 2016. Audit related fees include assurance and related services provided by RubinBrown LLP to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in audit fees. In 2015 and 2016, Audit-related fees were incurred for employee benefit plan audits and comfort letter procedures provided by RubinBrown LLP. Tax fees include professional services rendered by RubinBrown LLP for tax compliance, tax advice, and tax planning. These services include a review and preparation of our federal income tax return and several state income tax returns. All other fees include any services provided by RubinBrown LLP to us that are not otherwise included in the other three categories. RubinBrown LLP did not provide any other services to us in 2015 or 2016.

Our audit committee approves the engagement of our independent auditors prior to their rendering audit or non-audit services and sets their compensation. Pursuant to SEC regulations, our audit committee approves all fees payable to the independent auditors for all routine and non-routine services provided. Our audit committee considers and approves the budget for the annual audit and financial statement review services prior to the initiation of the work. Non-routine services in the ordinary course of business which are not prohibited under SEC regulation, such as tax planning, tax compliance, and other services generally are pre-approved on a case-by-case basis.

None of the hours expended on RubinBrown LLP’s engagement to audit our financial statements for 2016 were attributed to work performed by persons who were not RubinBrown LLP’s full-time, permanent employees.

Our audit committee is also required to consider the independence of RubinBrown LLP when engaging the firm to perform audit-related and other services. It was determined by our audit committee that audit-related and other services provided and the fees paid for those services for 2016 were compatible with maintaining the independence of RubinBrown LLP.

Financial Information - Annual Report.

Our Annual Report for the year ended December 31, 2016 is made available in connection herewith. We will provide without charge additional copies of our Annual Report upon written request. Requests and related inquiries should be directed to Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105.

Other Proposed Actions.

Our board knows of no other matter to come before the 2017 annual meeting of our shareholders. However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying shareholder proxy to vote such proxy in accordance with their best judgment.

Voting Procedures.

Required Vote.

In accordance with Delaware law and our bylaws, our directors will be elected at the 2017 annual meeting of our shareholders by a plurality of the votes cast by shareholders. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. Any other matter on which shareholders vote at the 2017 annual meeting, including ratification of the appointment of RubinBrown LLP as our independent auditor for the year ending December 31, 2017, will be determined by the affirmative vote of a majority of the votes cast.

Quorum.

The presence, in person or by proxy, of shareholders owning shares of our common stock representing a majority of the votes entitled to be cast by shareholders at the 2017 annual meeting will constitute a quorum for the transaction of business at the annual meeting for which shareholders have the right to vote. Shareholders who deliver valid proxies or vote in person at the annual meeting will be considered part of the respective quorums. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the annual meeting and for any adjourned meeting. We will count abstentions as present and entitled to vote for purposes of determining the applicable quorum.

Proxies and Voting.

Shares of our common stock represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the: (i) election of Paul M. Manheim and Jeffrey L. Schwartz as Class B directors of the Company; (ii) approval of the appointment of RubinBrown LLP as our independent auditor for 2017; (iii) advisory vote to approve the compensation of our named executive officers (“say-on-pay”); (iv) advisory vote to approve the frequency of the "say-on-pay" vote; and (v) approval of the adoption of the FutureFuel Corp. 2017 Omnibus Incentive Plan.

You can vote for approval of a particular proposal by marking the shareholder proxy card enclosed herewith or available at http://www.envisionreports.com/ff with an “X” in the box under “FOR” for such proposal. If you do not wish to vote “FOR” the election of Paul M. Manheim and Jeffrey L. Schwartz, you can mark such shareholder proxy card with an “X” in the box under “WITHHOLD” for Item 1 on the card next to their respective names, and you can vote against approval of any of the other proposals by marking such shareholder proxy card with an “X” in the box under “AGAINST” for such proposal. Abstentions (other than with respect to the election of directors) may be specified with respect to any of the resolutions by properly marking with an “X” in the box under “ABSTAIN” on the shareholder proxy card, and will be counted as present for the purpose of determining the existence of a shareholder quorum.

If you own shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct how your shares are to be voted, and you should also vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your shares are held by a brokerage firm, the brokerage firm may under certain circumstances vote your shares. Such entities may have authority to vote their customers’ shares on certain routine matters, including the ratification of auditors. When a firm votes its customers’ shares on routine matters, those shares are also counted for the purpose of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters without instructions from the customers. Accordingly, those shares are not counted as votes against a non-routine matter, but rather are not counted at all for such a matter. Proposal 1 (election of directors), Proposal 3 (“say-on-pay”), Proposal 4 (frequency of “say-on-pay”), and Proposal 5 (approval of FutureFuel Corp. 2017 Omnibus Incentive Plan) are not considered routine matters under New York Stock Exchange rules, so brokers do not have discretionary authority to vote shares held in street name on those items. If you hold your shares in street name and wish for your shares to be voted on these matters, you must provide your broker with voting instructions.

You also may attend the 2017 annual meeting of our shareholders and vote your shares. We encourage you to vote your shares by proxy even if you plan to attend the annual meeting. If you do attend the annual meeting, you will be asked to present valid photo identification, such as a driver’s license or passport. If you hold your stock in an account at a brokerage firm or bank (in nominee name), you will need to bring a copy of an account statement reflecting such ownership on or after the July 14, 2017 record date for the meeting.

Delivery and Availability of Documents to Security Holders Sharing an Address.

Our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials are being delivered or made available to each shareholder of record, even if two or more shareholders of record share an address. Shareholders sharing an address can request delivery of a single copy of our Annual Reports, Proxy Statements, and Notices of Internet Availability of Proxy Materials by requesting the same to our corporate secretary at 8235 Forsyth Blvd., Suite 400, Clayton, Missouri 63105.

Directions to the Annual Meeting

From North of St. Louis (Clayton, MO)

Follow I-70 East to I-170 South. Take Exit 1F for Ladue Road. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 8th floor, Goldstein Conference Room.

From East of St. Louis (Clayton, MO)

Follow I-64/40 West. Take Exit 31A to I-170 North to Ladue Road exit 1F. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 8th floor, Goldstein Conference Room.

From West of St. Louis (Clayton, MO)

Follow I-64/40 East toward St. Louis. Take Exit 31A to I-170 North to Ladue Road exit 1F. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 8th floor, Goldstein Conference Room.

From South of St. Louis (Clayton, MO)

Follow I-270 North. Take I-64/40 East. Take Exit 31A to I-170 North to Ladue Road exit 1F. Turn right on Ladue Road. Road name changes to Maryland Avenue. Follow to Forsyth Boulevard. 8235 Forsyth (Merrill Lynch Building) is at Maryland and Forsyth. Garage parking is available behind the building. The meeting entrance is from the main entry way of the 8235 Forsyth building. Take elevator to the 8th floor, Goldstein Conference Room.

By Order of the Board of Directors

/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

July 26, 2017

Appendix A

FUTUREFUEL CORP.

2017 OMNIBUS INCENTIVE PLAN

The following is the 2017 Omnibus Incentive Plan (“Plan”) of FutureFuel Corp., a Delaware corporation (the “Company”), as adopted by the Company’s Board of Directors on July 12, 2017 and submitted for approval by the Company’s shareholders on September 7, 2017 (the “Effective Date”).

1.     Purposes of this Plan. The purpose of this Plan is to:

(i)     encourage ownership in the Company by key personnel whose long-term employment with or engagement by the Company or its Subsidiaries is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the shareholders’ interests and share in the Company’s success;

(ii)     to encourage such Persons to remain in the employ of the Company or its Subsidiaries; and

(iii)     to provide incentives to Persons who are not employees of the Company to promote the success of the Company.

2.     Definitions. For purposes of this Plan, in addition to terms defined elsewhere herein, the following capitalized terms have the following meanings.

“Administrator” means the Board, the Committee or such delegates as are administering this Plan in accordance with Section 6.1.

“Administrator Verification Date” means the date that the Administrator verifies achievement of the Annual Cash Flow Target and Cumulative Cash Flow Target, as applicable. The Administrator Verification Date must occur within ten business days after the Administrator receives the Company’s audited financial statements for the applicable calendar year.

“Affiliate” means: (i) any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined; or (ii) any Person who is a director or officer (or comparable position) of any Person described in clause (i) above or of the party for whom an affiliate is being determined. For purposes hereof, control of a Person means the power, direct or indirect, to: (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person; or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and either alone or in conjunction with others.

“Annual Cash Flow” means, for any calendar year, an amount equal to the Consolidated Cash Flow for such calendar year and as appropriately adjusted by the Administrator in its reasonable discretion for any acquisitions and divestitures occurring after the Effective Date.

“Annual Cash Flow Target” means numbers to be approved by the Board for calendar years 2017, 2018, 2019 and 2020; provided, however, that the Annual Cash Flow Target may be appropriately adjusted by the Administrator in its reasonable discretion for any acquisitions and divestitures included in the calculation of Annual Cash Flow.

“Annual Performance Vested Option” means an Option subject to the vesting schedule provided in Section 11.1.

“Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under this Plan, the laws of such foreign jurisdiction.

“Award” means a Stock Award, Option or Stock Appreciation Right granted in accordance with the terms of this Plan.

“Award Agreement” means a Stock Award Agreement, Option Agreement or Stock Appreciation Right Agreement which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to, and must be consistent with, the terms and conditions of this Plan.

“Board” means the board of directors of the Company.

“Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining “cause”: (i) fraud or embezzlement on the part of the Participant in the course of his employment or service; (ii) personal dishonesty or acts of gross negligence or gross misconduct which, in each case, is demonstrably and materially injurious to the Company or to any of its Affiliates; (iii) a Participant’s intentional engagement in conduct that is materially injurious to the Company or to any of its Affiliates; (iv) a Participant’s conviction by a court of competent jurisdiction of, or pleading guilty or no contest to a felony or any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the reputation or business of the Company or any of its Affiliates; (v) public or consistent drunkenness by a Participant or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its Affiliates or which impairs, or could reasonably be expected to impair, the performance of the Participant’s duties to the Company or to any of its Affiliates; or (vi) willful failure by a Participant to follow the lawful directions of a superior officer or the Board, unless such failure did not occur in bad faith and is cured promptly after written notice of such failure is given to the Participant by such superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining “cause”, “Cause” has the meaning provided in such employment agreement as to such Participant.

“Change in Control” means any of the following, unless the Board provides otherwise:

(i)     a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or by shareholders of the Company) occurs that has the result that shareholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

(ii)     the sale or other disposition of all or substantially all of the assets of the Company (determined on a consolidated basis), but excluding any such sale or disposition after which: (a) the shareholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (b) the acquiring entity agrees to assume the obligations of the Company under this Plan;

(iii)     the acquisition of beneficial ownership of a controlling interest in (including power to vote) the outstanding shares of Common Stock by any Person (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act, but excluding any Person or group which consists of or is controlled by Paul A. Novelly or his Affiliates);

(iv)     the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Plan;

(v)     the dissolution or liquidation of the Company;

(vi)     a contested election of Directors as a result of which or in connection with which the Persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vii)     any other event specified by the Board, regardless of whether at the time an Award is granted or thereafter.

“Committee” means: (i) a committee of Directors appointed by the Board to administer this Plan; or (ii) if no such committee is appointed, the compensation committee of the Board. Notwithstanding the provisions included in Section 6, for periods during which Section 16 of the Exchange Act is applicable to any Participant, each member of the Committee must be a Person who qualifies as a disinterested Person pursuant to the provisions of Rule 16b-3(c)(2)(i) promulgated under the Exchange Act.

“Common Stock” means the common stock of the Company.

“Consolidated Cash Flow” means, as to the applicable calendar, the Company’s consolidated net income plus depreciation and plus amortization for such calendar year, as determined by reference to the Company’s audited consolidated financial statements prepared in accordance with United States generally accepted accounting principles.

“Consultant” means any Person engaged by the Company or by any Subsidiary to render services to such entity as an advisor or consultant.

“Cumulative Cash Flow” means, for any calendar year, the sum of the Annual Cash Flow for each calendar year prior to and including such calendar year, commencing with 2017.

“Cumulative Cash Flow Target” means numbers to be approved by the Board for calendar years 2017, 2018, 2019 and 2020; provided, however, that the Cumulative Cash Flow Target may be appropriately adjusted by the Administrator in its reasonable discretion for any acquisitions and divestitures included in the calculation of Annual Cash Flow.

“Cumulative Performance Vested Option” means an Option subject to the vesting schedule provided in Section 11.2.

“Director” means a member of the Board.

“Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining such term, the permanent and total disability of a Person within the meaning of Code §22(e)(3). In the event there is an employment agreement between a Participant and the Employer defining such term, “Disability” has the meaning provided in such employment agreement as to such Participant.

“Employee” means a regular, active employee of the Company or of any Subsidiary, including an Officer or a Director. The chairman of the Board also qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator has the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of: (i) any individual who is classified by the Company or its Subsidiary as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or a Subsidiary; (iii) any transfer between locations of employment with the Company or a Subsidiary or between the Company and any Subsidiary or between any Subsidiaries; (iv) any change in the Participant’s status from an employee to a Consultant or Director; and (v) at the request of the Company or a Subsidiary, an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of a Subsidiary but in which the Company or a Subsidiary is a partner, joint venturer or shareholder, as applicable.

“Employer” means the Company and any Subsidiary which employs the Participant or for whom the Participant performs services. For purposes of this Plan, with respect to any provision relating to a Participant’s Termination of Employment, the transfer of such Participant’s employment or service, as applicable, from one Employer to another Employer does not constitute a Termination of Employment with the first Employer and following such transfer the subsequent Employer is deemed the Employer for purposes of this Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Expiration Date” means the date upon which the term of an Award expires hereunder; provided however that, for all Annual Performance Vested Options and Cumulative Performance Vested Options, the Expiration Date is subject to Section 11.

“Fair Market Value” as to a share of Common Stock means on any date: (i) if the Common Stock is listed on a national securities exchange (including the Alternative Investment Market of the London Stock Exchange plc), the mean between the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made); (ii) if the Common Stock is not listed on any national securities exchange but is listed on the NASDAQ National Market System, the average between the high bid price and low ask price reported on the date prior to such date or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; and (iii) if the Common Stock is not listed on any national securities exchange or on the NASDAQ National Market System, the amount determined by the Administrator in good faith to be the fair market value per share of Common Stock on a fully diluted basis (with the aid of an independent appraisal).

“Good Reason” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining such term: (i) the reduction of a Participant’s base salary or bonus opportunity, other than an across the board reduction in base salary or bonus opportunity applicable to all middle and senior management of the Company; or (ii) the material breach by the Company of the provisions of this Plan or of any employment or similar agreement with the Participant. In the event there is an employment agreement between a Participant and the Employer defining good reason, “Good Reason” has the meaning provided in such employment agreement as to such Participant. For purposes of this Plan, no Termination of Employment by a Participant will be considered for Good Reason unless the Participant has provided the Company 30 days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, within 60 days of the occurrence of such event, and during such 30-day notice period, the Company failed to cure the event or events in question.

“Grant Date” means the date upon which an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code §422 and the Treasury Regulations promulgated thereunder.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a Person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a right granted under Section 10 to purchase a number of shares of Common Stock or Stock Units at such exercise price, at such times and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”), and specifically includes Incentive Stock Options, Nonqualified Stock Options, Annual Performance Vested Options and Cumulative Performance Vested Options.

“Participant” means any Person to whom an Award has been granted under this Plan or to whom an Award has been assigned or transferred as permitted hereunder.

“Person” means any natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership or other organization irrespective of whether it is a legal entity, and any governmental authority.

“Prime Rate” means the highest rate published from time to time as the “Prime Rate” in The Wall Street Journal.

“Pro Rata Fraction” means, with respect to any Qualifying Terminated Participant, a fraction the numerator of which equals the number of whole years elapsed from the later to occur of the Effective Date or the date such Qualifying Terminated Participant received a grant of Options hereunder through the date of such Qualifying Terminated Participant’s Termination of Employment and the denominator of which equals four.

“Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria. The Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

“Qualifying Terminated Participant” mean a Participant: (i) whose employment with an Employer has been terminated by reason of such Participant’s death, Disability, by the Employer without Cause or by the Participant with Good Reason; and (ii) who has been employed with the Employer, the Company or any other Affiliate of the Company for more than 24 months prior to the date of such Termination of Employment; and (iii) who became a Participant more than 12 months prior to the date of such Termination of Employment (it being understood that no Participant will be deemed to have been a Participant prior to the Effective Date).

“Repurchase Price” means: (i) on or following a Participant’s Termination of Employment other than by the Employer for Cause, an amount equal to the Fair Market Value of the shares of Common Stock on the date of repurchase; or (ii) on or following a Participant’s Termination of Employment by the Employer for Cause, the lesser of: (a) the original purchase price paid for such shares of Common Stock; and (b) the Fair Market Value of the shares of Common Stock on the date of repurchase.

“Repurchase Right Exercise Period” means, with respect to shares of Common Stock acquired upon the exercise of any Option or pursuant to a Stock Award or Stock Appreciation Right: (i) in the case of shares acquired prior to the date of a Participant’s Termination of Employment, the period commencing on the date of such termination and ending on the seven-month anniversary of such termination; and (ii) in the case of shares acquired on or following the date of a Participant’s Termination of Employment, the period commencing on the date of such acquisition and ending on the seven-month anniversary of the date of such acquisition; provided however that the Repurchase Price Exercise Period expires on the Repurchase Right Lapse Date.

“Repurchase Right Lapse Date” means the ten year anniversary of the Effective Date.

“Securities Act” means the Securities Act of 1933.

“Stock” means shares of capital stock (including common and preferred stock) or other equity interests (regardless of how designated) of or in a corporation or comparable entity (including a partnership, joint venture or limited liability company), whether voting or nonvoting, or general or limited.

“Stock Appreciation Right” means a right to receive the appreciation in value of shares of Common Stock over the price set in the Stock Appreciation Right Agreement.

“Stock Award” means an Award of shares of Common Stock or Stock Units made under Section 13, the grant, issuance, retention, vesting or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock, payable in cash, property or shares of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Subsidiary” means any Person in an unbroken chain of companies beginning with the Company, provided each Person in the unbroken chain owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of Stock in one of the other Persons in such chain.

“Termination of Employment” means ceasing to be an Employee, Consultant or Director. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Participant ceases to be an employee (as determined in accordance with Code §3401(c) and the Treasury Regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator will determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, will result in a Termination of Employment.

“Treasury Regulation” means those regulations promulgated by the U.S. Department of the Treasury pursuant to authority of the Code or any other revenue law of the United States of America.

3.     Types of Awards. This Plan is intended to permit the issuance of Options as well as Cash Awards, Stock Awards and Stock Appreciation Rights.

4.     Intent as to Nonqualified Stock Options. The Nonqualified Stock Options issued under this Plan are not intended to be considered “nonqualified deferred compensation” within the meaning of §409A of the Internal Revenue Code of 1986 (the “Code”). It is also intended that: (i) the receipt, transfer or exercise of the Nonqualified Stock Options will be subject to taxation pursuant to Code §83 and Treasury Regulation §1.83-7; and (ii) no Nonqualified Stock Option will include any feature for the deferral of compensation, other than the deferral of recognition of income until the later of exercise or disposition of the Nonqualified Stock Option under Treasury Regulation §1.83-7, or the time the Common Stock acquired pursuant to the exercise of the Nonqualified Stock Option first becomes substantially vested (within the meaning of Treasury Regulation §1.83-3(b)).

5.     Stock Subject to this Plan.

5.1.     Aggregate Limits. Subject to the provisions of Section 17.1, the aggregate number of shares of Common Stock subject to Awards granted under this Plan is 10% of the shares of Common Stock issued and outstanding from time to time. The shares of Common Stock subject to this Plan may be either shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market, or authorized but unissued shares of Common Stock.

5.2.     Code §162(m) and Code §422 Limits. Subject to the provisions of Section 17.1, the aggregate number of shares of Common Stock that may be subject to all Incentive Stock Options granted under this Plan is 10% of the shares of Common Stock issued and outstanding from time to time. Notwithstanding anything to the contrary in this Plan, the limitations set forth in this Section 5.2 are subject to adjustment under Section 17.1 only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance based compensation under Code §162(m) or the ability to grant or the qualification of Incentive Stock Options under this Plan.

5.3.     Stock Award Limitation. Subject to the provisions of Section 17.1, the aggregate number of shares of Common Stock that may be granted subject to Stock Awards made under this Plan is 10% of the shares of Common Stock issued and outstanding from time to time.

5.4.     No Discounted Options. No shares of Common Stock underlying Nonqualified Stock Options may have an exercise price of less than Fair Market Value on the Grant Date.

5.5.     Share Counting Rules. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as for example in the case of tandem or substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares of Common Stock previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares of Common Stock will again be available for Awards. Shares of Common Stock issued in accordance with Section 14.4 in settlement of a Stock Appreciation Right count against authorized shares, but only to the extent of the shares of Common Stock issued, not to the extent of the number of underlying Stock Appreciation Rights. Shares of Common Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Common Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award will be deemed to constitute shares of Common Stock not delivered to the Participant and will again be available for Awards under this Plan. Where shares of Common Stock are withheld or surrendered more than ten years after the date of the most recent shareholder approval of this Plan or any other transaction occurs that would result in shares of Common Stock becoming available under this Section 5.5, such shares will not become available if and to the extent that it would constitute a material revision of this Plan subject to shareholder approval under then applicable rules of the national securities exchange on which the Common Stock is listed or under then Applicable Law.

6.     Administration of this Plan.

6.1.     Procedure.

6.1.1     Administration. This Plan is administered by the Administrator.

6.1.2     Code Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code §162(m), Awards to “covered employees” within the meaning of Code §162(m) or Employees that the Administrator determines may be “covered employees” in the future must be made by an Administrator comprised of two or more “outside directors” within the meaning of Code §162(m).

6.1.3     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors must be made by the entire Board or by two or more “non-employee directors” within the meaning of Rule 16b-3.

6.1.4     Other Administration. The Administrator may appoint agents to assist it in administering this Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of this Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Notwithstanding the foregoing or any other provision of this Plan to the contrary, any Award granted under this Plan to any Person who is not an Employee must be expressly approved by the Committee or the Board.

6.1.5     Code §409A. The Administrator must take into account compliance with, and use commercially reasonable efforts to comply with, Code §409A in connection with any grant of an Award under this Plan to the extent applicable, and all other acts or omissions taken or not taken in connection with this Plan. In the event that the intent set forth above in Section 4 is frustrated for whatever reason, the Administrator will act in good faith to achieve such intent to the extent reasonably practicable, and take reasonable actions to alleviate the application, or any financial adverse effect on the Participants, of Code §409A to the Awards granted under or subject to this Plan and the exercise of those Awards. Notwithstanding anything contained herein to the contrary, if at the time of a Participant’s Termination of Employment, the Participant is a “specified employee” as defined in Code §409A and the Treasury Regulations and guidance thereunder in effect at the time of such termination and any of the payments or benefits provided hereunder may constitute “deferred compensation” under Code §409A, then, and only to the extent required by such provisions, the date of such payments or benefits otherwise provided will be delayed for a period of up to six months following the date of Termination of Employment. Notwithstanding anything to the contrary in this Plan, any amendment to this Plan adopted for the purpose of preventing the application of Code §409A or complying with Code §409A may be retroactive to the extent permitted by §409A and may be made by the Company without the consent of the Participants.

6.2.     Powers of the Administrator. Subject to the provisions of this Plan, the Administrator has the authority, in its discretion:

(i)     to select the Employees, Consultants or Directors to whom Awards are to be granted hereunder;

(ii)     to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)     to determine the type of Award to be granted to the selected Participants;

(iv)     to approve forms of Award Agreements for use under this Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder; such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on Qualifying Performance Criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, acceptable forms of consideration, term and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, determines and may be established at the time an Award is granted or thereafter;

(vi)     to correct administrative errors;

(vii)     to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

(viii)     to adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures; without limiting the generality of the foregoing, the Administrator is specifically authorized to: (a) adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements; and (b) adopt sub-plans and Plan addenda as the Administrator deems desirable to accommodate foreign laws, regulations and practice;

(ix)     to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)     to modify or amend each Award, including the acceleration of vesting or exercisability, provided, however, that any such amendment is subject to Section 18 and may not impair any outstanding Award unless agreed to in writing by the Participant;

(xi)     to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld; the Fair Market Value of the shares of Common Stock to be withheld is to be determined on such date that the Administrator determines or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined; all elections by a Participant to have shares of Common Stock withheld for this purpose are to be made in such form and under such conditions as the Administrator provides;

(xii)     to authorize conversion or substitution under this Plan of any or all stock options, stock appreciation rights or other stock awards held by employees or service providers of an entity acquired by the Company (the “Conversion Awards”); any conversion or substitution is effective as of the close of the merger or acquisition; the Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options as determined by the Administrator with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards will be Nonqualified Stock Options; unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards have the same terms and conditions as Awards generally granted by the Company under this Plan;

(xiii)     to authorize any Person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)     to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, including: (a) restrictions under an insider trading policy; and (b) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv)     to provide, either at the time an Award is granted or by subsequent action, that an Award contains as a term thereof a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi)     to make all other determinations deemed necessary or advisable for administering this Plan and any Award granted hereunder.

6.3.     Effect of the Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, are final and binding on all Participants. The Administrator may consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including the recommendations or advice of any Officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

7.     Eligibility. Awards may be granted only to Employees, Consultants or Directors.

8.     Term of this Plan. This Plan became effective upon the Effective Date and continues in effect for a term of ten years thereafter unless amended and extended by the Company or unless terminated earlier under Section 18.

9.     Term of an Award. The term of each Award will be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the Expiration Date will be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be ten and one-half years in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

10.     Options in General. The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals and the satisfaction of an event or condition within the control of the Participant or within the control of others.

10.1.     Option Agreement. Each Option Agreement must contain provisions regarding: (i) the number of shares of Common Stock that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the Expiration Date of the Option; (v) such terms and conditions on the vesting or exercisability of an Option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions as may be determined from time to time by the Administrator; in each case not inconsistent with this Plan.

10.2.     Exercise Price. The per share exercise price for the shares of Common Stock to be issued pursuant to the exercise of an Option is to be determined by the Administrator, subject to the terms hereof.

10.2.1     Incentive Stock Options. In the case of an Incentive Stock Option, the per share exercise price may not be less than 100% of the Fair Market Value per share on the Grant Date.

10.2.2     Nonqualified Stock Options.      In the case of a Nonqualified Stock Option, the per share exercise price may not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date.

10.2.3     Conversion Awards. At the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per share exercise price of less than 100% of the Fair Market Value per share of Common Stock on the date of such substitution or conversion.

10.3.     No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 17.1), the exercise price of an Option may not be reduced.

10.4.     Vesting Period and Exercise Dates. Options granted under this Plan vest or are exercisable at such time and in such installments during the period prior to the Option’s Expiration Date as determined by the Administrator consistent with the terms hereof; provided, however, that Options designated as Annual Performance Vested Options or Cumulative Performance Vested Options in an Option Agreement vest as set forth below. Consistent with the terms hereof, the Administrator has the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time or such performance requirements as may deemed appropriate by the Administrator. At any time after the grant of an Option, consistent with the terms hereof the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option. Unless otherwise specifically determined by the Administrator or otherwise set forth herein, the vesting of an Option occurs only while the Participant is employed or rendering services to the Employer, and all vesting ceases upon a Participant’s Termination of Employment for any reason.

10.5.     Exercise of Option. Any Option granted is exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. Unless the Administrator or this Plan provides otherwise: (i) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return, and (ii) an Option continues to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Participant’s return to active employment status. An Option will be deemed exercised when the Company receives: (a) written or electronic notice of exercise (in accordance with the Award Agreement) from the Person entitled to exercise the Option; (b) full payment for the shares of Common Stock with respect to which the related Option is exercised; and (c) with respect to Nonqualified Stock Options, payment of all applicable withholding taxes. Shares of Common Stock issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder exist with respect to the shares of Common Stock subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such shares of Common Stock as administratively practicable after the Option is exercised. Except as otherwise set forth herein, an Option may not be exercised for a fraction of a share. As a condition to the exercise of an Option, the Company may require the Person exercising the Option to represent and warrant at the time of exercise that the shares are being purchased only for investment and without any present intention to sell or distribute the acquired shares if, in the opinion of counsel to the Company, such a representation is required by the provisions of the Securities Act or other Applicable Law.

10.6.     Form of Consideration. Consistent with the terms hereof, the Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration include: (i) cash; (ii) check or wire transfer (denominated in U.S. Dollars); (iii) subject to any conditions or limitations established by the Administrator, other shares of Common Stock which (a) in the case of shares of Common Stock, have been owned by the Participant for more than six months on the date of surrender and (b) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the shares as to which such Option has been exercised; (iv) such other consideration and method of payment for the issuance of shares to the extent permitted by Applicable Law; or (v) any combination of the foregoing methods of payment. Anything herein to the contrary notwithstanding, the Company may not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any Director or executive Officer through this Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”) and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment is not available.

10.7.     Transferability of Options. An Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options are transferable to the extent provided in the Option Agreement or otherwise permitted hereunder.

10.8.     Effect of Termination of Employment.

10.8.1     Generally. Unless otherwise provided for by the Administrator, upon a Participant’s Termination of Employment other than as a result of circumstances otherwise described in this Section 10.8: (i) all vesting with respect to the Options ceases; (ii) subject to Section 10.8.7 in the case of a Qualifying Terminated Participant, any unvested Options expire as of the date of such termination; and (iii) subject to Section 10.8.7 in the case of a Qualifying Terminated Participant, any vested Options remain exercisable until the earlier of the Expiration Date or the date that is 90 days after the date of such Termination of Employment.

10.8.2     For Cause. If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) immediately expire as of the date of such Termination of Employment.

10.8.3     Disability or Retirement of Participant. If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, unless otherwise provided for by the Administrator: (i) all vesting with respect to the Options ceases; (ii) subject to Section 10.8.7 in the case of a Qualifying Terminated Participant, any unvested Options expire as of the date of such termination; and (iii) subject to Section 10.8.7 in the case of a Qualifying Terminated Participant, any vested Options expire on the earlier of the Expiration Date or the date that is 12 months after the date of such termination due to death or Disability of the Participant.

10.8.4     Voluntary Severance Incentive Program. Upon a Participant’s Termination of Employment as a result of participation in a voluntary severance incentive program specifically declared by the Company and approved by the Board, unless provided otherwise pursuant to the terms of such voluntary severance incentive program, all outstanding Options granted to such Participant immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of three months following the Participant’s Termination of Employment (or such other period of time as provided for by the Administrator), or the Expiration Date of such Option. If, after Participant’s Termination of Employment, the Participant does not exercise his Option within the time specified, the Option (to the extent not exercised) automatically terminates.

10.8.5     Divestiture. If a Participant will cease to be an Employee, Consultant or Director because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Options granted to the Participant become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator but not later than the 15th day of the third month following the date at which the Option would have otherwise expired. The determination of whether a divestiture will occur will be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Participant does not exercise the Option within the time specified therein, such Option (to the extent not exercised) automatically terminates.

10.8.6     Work Force Restructuring or Similar Program. If a Participant will cease to be an Employee or Consultant because of a work force restructuring or similar program, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Options granted to the Participant become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator but not later than the 15th day of the third month following the date at which the Option would have otherwise expired. The determination of whether a work force restructuring will occur will be made by the Administrator in its sole discretion. If, after Participant’s Termination of Employment, the Participant does not exercise his Option within the time specified therein, such Option (to the extent not exercised) automatically terminates.

10.8.7     Qualifying Terminated Participant. If a Participant is a Qualifying Terminated Participant, such Participant’s unvested Cumulative Performance Vested Options remain outstanding until the earlier of the Expiration Date or the date that is 12 months after the date of such Termination of Employment. To the extent that the Cumulative Performance Vested Options would have vested pursuant to Section 11.2 within such 12-month period (had no such Termination of Employment occurred), such Qualifying Terminated Participant vests in a number of Cumulative Performance Vested Options equal to the number of Cumulative Performance Options that would have vested pursuant to Section 11.2 (had no such Termination of Employment occurred) multiplied by the Pro Rata Fraction. Cumulative Performance Vested Options that vest in accordance with the prior sentence remain exercisable until the earlier of the Expiration Date or the date that is 90 days after Administrator Verification Date for fiscal year 2020 in the case of vesting as a result of Section 11.2. All unvested Cumulative Vested Performance Options that do not otherwise vest in accordance with this Section 10.8.7 expire on the 12-month anniversary of such Qualifying Terminated Participant’s Termination of Employment.

11.     Performance Vested Options. The following vesting provisions apply to all Options designated as Annual Performance Vested Options or Cumulative Performance Vested Options in a Participant’s Option Agreement.

11.1.     Annual Performance Vested Options. For each calendar year of the Company beginning with calendar year 2017 and ending with calendar year 2020, provided that the Company has achieved an Annual Cash Flow equal to, or in excess of, the Annual Cash Flow Target for such calendar year, 25% of the Annual Performance Vested Options granted to a Participant vest and become exercisable as of the Administrator Verification Date for such calendar year. If Annual Cash Flow for a calendar year is less than the Annual Cash Flow Target for such calendar year (a “Missed Year”), but in any subsequent fiscal year, the Cumulative Cash Flow for such subsequent calendar year is equal to, or in excess of, the Cumulative Cash Flow Target for such subsequent calendar year, all Annual Performance Vested Options in respect of each prior Missed Year vest and become exercisable as of the Administrator Verification Date for such subsequent calendar year.

11.2.     Cumulative Performance Vested Options. A Participant’s Cumulative Performance Vested Options vest and become exercisable on the Administrator Verification Date for calendar year 2020 based upon the level of achievement of Cumulative Cash Flow Target such that for each whole percentage that the Cumulative Cash Flow for calendar year 2020 is in excess of 90% of the Cumulative Cash Flow Target for calendar year 2020, 10% of such Cumulative Performance Vested Options vests and becomes exercisable (e.g., at 95% target achievement, 50% of the Cumulative Performance Vested Options will vest).

11.3.     Expiration of Unvested Options. Subject to Section 10.8.7, Annual Performance Vested Options and Cumulative Performance Vested Options which have not vested on or prior to the Administrator Verification Date for calendar year 2020 expire as of such date and are of no further force or effect.

12.     Incentive Stock Option Limitations/Terms.

12.1.     Eligibility. Only employees (as determined in accordance with Code §3401(c) and the Treasury Regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

12.2.     $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds $100,000, such Options will be treated as Nonqualified Stock Options. For purposes of this Section 12.2, Incentive Stock Options are to be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock is determined as of the Grant Date.

12.3.     Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary is not so guaranteed, a Participant’s employment with the Company will be deemed terminated on the 91st day of such leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Participant ceases to be treated as an Incentive Stock Option and terminates upon the expiration of the three-month period following the date the employment relationship is deemed terminated.

12.4.     Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Participant otherwise than by will or the laws of descent and distribution and, during the lifetime of such Participant, may not be exercisable by any other Person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

12.5.     Exercise Price. The per share exercise price of an Incentive Stock Option will be determined by the Administrator in accordance with Section 10.2.1.

12.6.     Other Terms. Option Agreements evidencing Incentive Stock Options will contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Code §422.

13.     Stock Awards.

13.1.     Stock Award Agreement. Each Stock Award Agreement will contain provisions regarding: (i) the number of shares of Common Stock subject to such Stock Award or a formula for determining such number of shares; (ii) the purchase price of the shares of Common Stock, if any, and the means of payment for the shares; (iii) the performance criteria, if any, and the level of achievement versus these criteria that determines the number of shares of Common Stock granted, issued, retainable or vested; (iv) such terms and conditions on the grant, issuance, vesting or forfeiture of the shares of Common Stock as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions as may be determined from time to time by the Administrator; in each case not inconsistent with this Plan.

13.2.     Restrictions and Performance Criteria. The grant, issuance, retention or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on Qualifying Performance Criteria, personal performance evaluations or completion of service by the Participant. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Code §162(m) will be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

13.3.     Forfeiture. Unless otherwise provided for by the Administrator, upon the Participant’s Termination of Employment (other than as provided below in Sections 13.4, 13.5 and 13.6), the unvested portions of the Stock Award and the shares of Common Stock subject thereto are forfeited.

13.4.     Disability or Retirement of Participant. Unless otherwise provided for by the Administrator, if a Participant’s Termination of Employment is due to the Participant’s Disability or retirement due to age in accordance with the Company’s policies, all outstanding Stock Awards granted to such Participant will continue to vest, provided the following conditions are met.

13.4.1     No Services.      The Participant may not render services for any Person or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Participant is free, however, to purchase as an investment or otherwise Stock or other securities of such Persons as long as they are public reporting companies listed upon a recognized securities exchange or traded over-the-counter, and as long as such investment does not represent a greater than 2% interest in the particular Person. For the purposes of this Section, a Person which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Subsidiaries will be deemed to compete with the Company.

13.4.2     No Use of Confidential Information. The Participant may not, without prior written authorization from the Company, use in other than the business of the Company or any of its Subsidiaries, any confidential information or material relating to the business of the Company or its Subsidiaries, either during or after employment with the Company or any of its Subsidiaries.

13.4.3     Inventions, Etc. The Participant must disclose promptly and assign to the Company or one of its Subsidiaries, as appropriate, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Employer relating in any manner to the actual or anticipated business, research or development work of the Company or any of its Subsidiaries and must do anything reasonably necessary to enable the Company or one of its Subsidiaries, as appropriate, to secure a patent where appropriate in the United States and in foreign countries.

13.5.     Death of Participant. Unless otherwise provided for by the Administrator in the Stock Award Agreement, if a Participant’s Termination of Employment is due to his death, a portion of each outstanding Stock Award granted to such Participant immediately vests and all forfeiture provisions and repurchase rights lapse as to a prorated number of shares of Common Stock determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The vested portion of the Stock Award will be delivered to the beneficiary designated by the Participant, the executor or administrator of the Participant’s estate or, if none, by the Persons entitled to receive the vested Stock Award under the Participant’s will or the laws of descent or distribution.

13.6.     Voluntary Severance Incentive Program. Upon a Participant’s Termination of Employment as a result of participation in a voluntary severance incentive program specifically declared by the Company and approved by the Board, then unless provided otherwise pursuant to the terms of such voluntary severance incentive program, a portion of each outstanding Stock Award granted to such Participant immediately vests and all forfeiture provisions and repurchase rights lapse as to a prorated number of shares of Common Stock determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement).

13.7.     Divestiture. If a Participant will cease to be an Employee, Consultant or Director because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Participant and provide that all forfeiture provisions and repurchase rights lapse as to a prorated number of shares of Common Stock determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a divestiture will occur will be made by the Administrator in its sole discretion.

13.8.     Work Force Restructuring or Similar Program. If a Participant will cease to be an Employee or Consultant because of a work force restructuring by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Participant and provide that all forfeiture provisions and repurchase rights lapse as to a prorated number of shares of Common Stock determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a work force restructuring will occur will be made by the Administrator in its sole discretion.

14.     Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights either alone or in conjunction with other Awards as specified in the Stock Appreciation Right Agreement evidencing the Award. Each Award of Stock Appreciation Rights granted under this Plan will be evidenced by an instrument in such form as the Administrator prescribes from time to time in accordance with this Plan (the “Stock Appreciation Right Agreement”) and will comply with the following terms and conditions and with such other terms and conditions, including restrictions upon the Award of Stock Appreciation Rights or the shares of Common Stock issuable upon exercise thereof, as the Administrator in its discretion establishes. All grants of Stock Appreciation Rights must be made at the Fair Market Value per share on the Grant Date.

14.1.     Number of Shares. The Administrator will determine the number of shares of Common Stock to be subject to each Award of Stock Appreciation Rights. The number of such shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis as determined by the Administrator to the extent that shares under such Award of Stock Appreciation Rights are used to calculate the cash, shares of Common Stock, other securities or property or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

14.2.     Exercisability. The Award of Stock Appreciation Rights will not be exercisable for at least six months after the date of grant except as may otherwise be provided in the Stock Appreciation Right Agreement in the event of death, Disability, retirement or voluntary Termination of Employment of the Participant.

14.3.     Restrictions on Exercise. The Award of Stock Appreciation Rights will not be exercisable:

(i)     unless the Option or other Award to which the Award of Stock Appreciation Rights is attached (if any) is at the time exercisable; and

(ii)     unless the Person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Employer, except that:

(a)     in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such Person ceases to be employed by or otherwise performing services for the Employer solely by reason of a period of employment with another firm or company at the Company’s request or with which the Company is affiliated or related, the Participant may, during such period of related employment, exercise the Award of Stock Appreciation Rights as if the Participant continued direct employment with or performance of services for the Employer; or

(b)     the Administrator will establish, in its discretion, the extent to which a Person may continue to exercise an Award of Stock Appreciation Rights which has not expired and has not been fully exercised in the event the Participant terminates employment or the performance of services by reason of death, Disability, retirement or voluntary Termination of Employment of the Participant; provided that, in the event of death, the Administrator may provide the Participant’s executors, heirs or distributors a minimum period to exercise an Award of Stock Appreciation Rights with respect to any shares of Common Stock as to which the decedent could have exercised the Award of Stock Appreciation Rights, or such greater amount as the Administrator may determine, which period may extend beyond the original Expiration Date of the underlying Option to a date no later than the 15th day of the 3rd month following such date.

14.4.     Settlement. An Award of Stock Appreciation Rights entitles the holder (or any Person entitled to act under the provisions of this Plan) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Administrator, less than) the excess of the Fair Market Value of one share at the time of such exercise, over the exercise price (or Option issuance price, as the case may be) per share, times the number of shares subject to the Award or portion thereof, which is so exercised or surrendered, as the case may be. The Administrator is entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or other securities or property, or other forms of payment, or any combination thereof, as determined by the Administrator, equal to the aggregate value of the shares of Common Stock it would otherwise be obligated to deliver. Any such election by the Administrator will be made as soon as practicable after the receipt by the Administrator of written notice of the exercise of the Stock Appreciation Right. The value of a share of Common Stock, other securities or property, or other forms of payment determined by the Administrator for this purpose, is the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right.

14.5.     Deemed Exercise A Stock Appreciation Right may provide that it will be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or, if applicable, of the related Option (or other Award), or such other date as specified by the Administrator, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise will be settled or paid in the same manner as a regular exercise thereof as provided in Section 14.4.

14.6.     Fractional Shares. No fractional shares may be delivered under this Section 14 but, in lieu thereof, a cash or other adjustment may be made as determined by the Administrator in its discretion.

15.     Other Provisions Applicable to Awards.

15.1.     Non-Transferability of Awards. Unless determined otherwise by the Administrator or as otherwise provided herein, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Except as otherwise set forth herein, the Administrator may make an Award transferable to a Participant’s family member or any other Person. If the Administrator makes an Award transferable as provided herein, either at the time of grant or thereafter, such Award may contain such additional terms and conditions as the Administrator deems appropriate, and any transferee will be deemed to be bound by such terms upon acceptance of such transfer.

15.2.     Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code §162(m), the Administrator will certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

15.3.     Discretionary Adjustments Pursuant to Code §162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Code §162(m), the number of shares of Common Stock, Options or other benefits granted, issued, retainable or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion determines.

16.     Repurchase Rights Upon Termination of Employment.

16.1.     Company’s Repurchase Rights. If, prior to the Repurchase Right Lapse Date, a Participant’s employment or service with the Employer terminates for any reason, then, at any time prior to the expiration of the Repurchase Right Exercise Period, the Company has the right to repurchase the shares of Common Stock received pursuant to Awards granted hereunder at a per share price equal to the Repurchase Price (the “Repurchase Right”).

16.2.     Exercise of Repurchase Rights. Repurchase Rights are exercisable upon written notice to the Participant indicating the number of shares of Common Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of such notice. The certificates representing the shares of Common Stock to be repurchased are to be delivered to the Company prior to the close of business on the date specified for the repurchase.

16.3.     Payment of Repurchase Price. Except in the case of the exercise of a Repurchase Right by the Company following a Participant’s Termination of Employment by the Employer for Cause or by such Participant without Good Reason, the aggregate Repurchase Price must be paid in a lump sum at the time of repurchase. If the Company exercises the Repurchase Right following a Participant’s Termination of Employment by the Employer for Cause or by such Participant without Good Reason, the Company may issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment. Such promissory note must: (i) have a maturity date that does not exceed three years from the date of such repurchase; (ii) bear simple interest of not less than the Prime Rate in effect on the date of such repurchase; and (iii) be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date.

17.     Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

17.1.     Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the price per share subject to each such outstanding Award and the share limitations set forth in Section 5 will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator, whose determination in that respect is final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an Award.

17.2.     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Award to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award will lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award terminates immediately prior to the consummation of such proposed transaction.

17.3.     Change in Control. In the event there is a Change in Control of the Company, as determined by the Board, the Board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Awards and terminate any restrictions on Cash Awards or Stock Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

18.     Amendment and Termination of this Plan.

18.1.     Amendment and Termination. The Administrator may amend or terminate this Plan or any Award Agreement, but any such amendment is subject to approval of the shareholders of the Company in the manner and only to the extent required by Applicable Law. In addition, unless approved by the shareholders of the Company, no such amendment may be made that would: (i) materially increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan, other than an increase pursuant to Section 17.1; (ii) reduce the minimum exercise price for Options granted under this Plan; or (iii) change the class of Persons eligible to receive Awards under this Plan.

18.2.     Effect of Amendment or Termination. No amendment or termination of this Plan impairs the rights of any Award unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan does not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

18.3.     Effect of this Plan on Other Arrangements. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval may be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.     Arbitration. Notice of demand for arbitration under this Plan must be made in writing to the Administrator within 30 days after the applicable decision by the Administrator. The arbitrator will be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator will be selected by the Board. Such arbitrator must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration will not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator will be resolved by the arbitrator whose decision is final and conclusive. The arbitration will be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issues presented for arbitration is final and conclusive and may be enforced in any court of competent jurisdiction.

20.     Captions. Captions contained in this Plan have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Plan or the intent of any provision hereof.

21.     Construction. Unless the context of this Plan clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Plan; (iii) references to one gender include all genders; (iv) ”including” is not limiting; (v) ”or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Plan refer to this Plan as a whole and not to any particular provision of this Plan; (vii) section references are to this Plan unless otherwise specified; (viii) reference to any agreement (including this Plan), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) specific or general references to any Applicable Law mean such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Incentive Stock Options issued under this Plan are intended to qualify as incentive stock options described in Code §422. All provisions of this Plan with respect to Incentive Stock Options are to be construed in conformity with this intention.

22.     Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive the Participant’s rights pursuant to a Participant’s Award or the Participant may include his Awards in an omnibus beneficiary designation for all benefits under this Plan. To the extent that a Participant has completed a designation of beneficiary while employed with an Employer, such beneficiary designation remains in effect with respect to any Award hereunder until changed by the Participant to the extent enforceable under Applicable Law. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will allow the executor or administrator of the estate of the Participant to exercise the Award or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Participant to exercise the Award to the extent permissible under Applicable Law.

23.     Determinations. All questions arising under this Plan or under any Award are to be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such Person was arbitrary or capricious, the Participant may request arbitration with respect to such decision in accordance with Section 19. The review by the arbitrator will be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration is the sole and exclusive review permitted of the Administrator’s decision, and the Participant will as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

24.     Governing Law. This Plan and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within Delaware, without regard to choice or conflict of laws rules.

25.     Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company is relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority has not been obtained.

26.     Invalidity. In the event that any provision of this Plan or any Award granted under this Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision will be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of this Plan or Award will not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

27.     Legal Compliance. Shares of Common Stock will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares comply with all Applicable Laws and is subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any terms or conditions of any Award to the contrary, the Company is under no obligation to offer to sell or to sell, and is prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the United States Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been complied with in full. The Company is under no obligation to register for sale or resale under the Securities Act any of the shares of Common Stock to be offered or sold under this Plan or any shares of Common Stock issued upon exercise of Awards. If the shares of Common Stock offered for sale or sold under this Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

28.     Limitation on Liability. The Company and any Affiliate which is in existence or hereafter comes into existence is not be liable to a Participant, an Employee or any other Person as to: (i) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of such shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant, Employee or other Person due to the receipt, exercise or settlement of any Award granted hereunder. No Administrator is personally liable by reason of any contract or other instrument executed by such Administrator or on his behalf in his capacity as Administrator nor for any mistake of judgment made in good faith. The Company will indemnify and hold harmless each Administrator and each other Employee, Officer or Director to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including reasonable attorneys’ fees and expenses) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with this Plan unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Board is required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification is not exclusive of any other rights of indemnification to which such Person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of Applicable Law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

29.     No Right to Awards or to Employment. No Person has any claim or right to be granted an Award and the grant of any Award may not be construed as giving a Participant the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Participant at any time without liability or any claim under this Plan, except as provided herein or in any Award Agreement entered into hereunder.

30.     Notice. Any written notice to the Company required by any provisions of this Plan must be addressed to the Secretary of the Company and is effective when received.

31.     Reliance on Reports. Each Administrator is fully justified in relying, acting or failing to act, and is not liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with this Plan by any Person other than such Administrator.

32.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as is sufficient to satisfy the requirements of this Plan.

33.     Rights and Privileges as a Shareholder. Except as otherwise specifically provided in this Plan, no Person is entitled to the rights and privileges of stock ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued to that Person (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Unless otherwise provided by the Administrator, a Participant holding Stock Units will be entitled to receive dividend payments as if he was an actual shareholder.

34.     Successors. The terms of this Plan and any Award inure to the benefit of and are binding upon the Company and Participants and their respective permitted heirs, beneficiaries, successors and assigns.

35.     Unfunded Plan. Insofar as it provides for Awards, this Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company is not required to segregate any assets which may at any time be represented by Awards, this Plan may not be construed as providing for such segregation, and neither the Company nor the Administrator will be deemed to be a trustee of stock or cash to be awarded under this Plan. Any liability of the Company to any Participant with respect to an Award will be based solely upon any contractual obligations which may be created by this Plan. No such obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator is required to give any security or bond for the performance of any obligation which may be created by this Plan.

36.     Use of Proceeds. The proceeds from the sale of Common Stock pursuant to this Plan may be used for general corporate purposes.

37.     Withholding Obligations. As a condition to the exercise of any Award, the Administrator may require that a Participant satisfy, through a cash payment by the Participant or, in the discretion of the Administrator, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Participant, the minimum amount of all federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such exercise. The Administrator in its discretion may permit shares of Common Stock to be used to satisfy tax withholding requirements and such shares will be valued at their Fair Market Value as of the settlement date of the Award. However, the aggregate Fair Market Value of the number of shares of Common Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Award.

FUTUREFUEL CORP.

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Vote by Internet or telephone.

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 7, 2017.

Vote by Internet

- Go to **www.envisionreports.com/FF**
- Or scan the QR code with your smartphone
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Vote by telephone

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3, 5 and 6, and every 3 years for Proposal 4.

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1. To elect two Class B directors of the Corporation to serve a three-year term expiring 2020.

	For	Withhold		For	Withhold
01 - Paul M. Manheim	☐	☐	02 - Jeffrey L. Schwartz	☐	☐

	3 Years	2 Years	1 Year	Abstain
4. To make an advisory vote to approve the frequency of an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02NFCC

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FUTUREFUEL CORP.

Proxy — FUTUREFUEL CORP.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 7, 2017

Each of Jordan Federko and Christopher Schmitt is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FutureFuel Corp. to be held on September 7, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3, 5 and 6, and every 3 years for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD (OR SUBMIT YOUR VOTE BY INTERNET OR TELEPHONE) AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

(Items to be voted appear on reverse side.)